Exhibit 6.30

GRAND CANAL

SHOPPES

THE VENETIAN® | THE PALAZZO®

L E A S E

Clark County, Nevada

LANDLORD

GRAND CANAL SHOPS II, LLC, a Delaware limited liability company

TENANT

IMPOSSIBLE KICKS HOLDING CO. INC., a Delaware corporation

Impossible Kicks

Space No. 2065

GRAND CANAL

SHOPPES

THE VENETIAN® | THE PALAZZO®

L E A S E

THIS LEASE is entered into as of this 8th day of May, 2023 (“Effective Date”), by and between GRAND CANAL SHOPS II, LLC, a Delaware limited liability company, hereinafter called “Landlord”, and IMPOSSIBLE KICKS HOLDING CO. INC., a Delaware corporation, hereinafter called “Tenant”.

ARTICLE I INTRODUCTORY PROVISIONS

Section 1.0 - Basic Lease Provisions.

The following Basic Lease Provisions are an integral part of this Lease, are referred to in other sections hereof (including, without limitation, the sections identified below) and are presented in this Section 1.0 for the convenience of the parties. They are not intended to constitute an exhaustive list of all charges which may become due and payable under this Lease.

(a)	Shopping Center: THE GRAND CANAL SHOPPES AT THE VENETIAN

(Section 1.1(g))

(b)	Space Number: 2065

(Section 3.1)

(c)	Approximate Premises GLA: 2,499 square feet

(Section 3.3)

(d)	Term of Lease: Approximately seven (7) years commencing on the Rent Commencement Date (as herein defined) and expiring on July 31, 2031 (the “Expiration Date”), unless this Lease is terminated earlier as elsewhere provided herein.

(Section 9.1)

(e)	Preliminary Plans Submission Date:	February 1, 2024

	Final Plans Submission Date:	March 15, 2024

(f)	Estimated Premises Delivery Date:	May 1, 2024

(g)	Rent Commencement Date:	August 1, 2024

(Section 10.1)

(h)	Fixed Minimum Rent:

(Section 11.1)

Rent Commencement Date -	7/31/2025	per year	($ per month)
8/1/2025 -	7/31/2026	$ per year	($ per month)
8/1/2026 -	7/31/2027	$ per year	($ per month)
8/1/2027 -	7/31/2028	per year	($ per month)
8/1/2028 -	7/31/2029	$ per year	($ per month)
8/1/2029 -	7/31/2030	$ per year	($ per month)
8/1/2030 -	Expiration Date	$ per year	($ per month)

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(i)	Percentage Rent: 8% in excess of the Breakpoint detailed below:

Rent Commencement Date -	7/31/2025	$3,876,550.00 per year
8/1/2025 -	7/31/2026	$3,992,846.50 per year
8/1/2026 -	7/31/2027	$4,112,631.83 per year
8/1/2027 -	7/31/2028	$4,236,010.83 per year
8/1/2028 -	7/31/2029	$4,363,091.17 per year
8/1/2029 -	7/31/2030	$4,493,983.83 per year
8/1/2030 -	Expiration Date	$4,628,803.33 per year

(Section 11.2)

(j)	Payment of Percentage Rent: By the 15th day of each calendar month for the previous calendar month.

(Section 11.2)

(k)	Sales Reports: Monthly on or before the 10th day of each calendar month of each Calendar Year. Annually on or before 30 days following the close of each Lease Year.

(Section 11.5)

(l)	Marketing, Advertising, Promotional Service Charge: Not Applicable

(Section 12.5)

(m)	Tenant Insurance: Tenant shall carry the insurance required in Section 17.2.

(Section 17.2)

(n)	Tenant’s Share of CAM Costs: $156,137.52 per year ($62.48 per square foot) per year for the Calendar Year 2024, payable in equal monthly installments, subject to the annual increases provided in the Lease

(Section 12.2)

(o)	Tenant’s Share of Real Estate Taxes: Tenant’s Proportionate Share, payable monthly on estimated bill.

(Section 12.3)

(p)	Utility Services and Charges: Tenant shall pay all utilities directly and immediately upon Tenant’s occupancy of the Premises.

Payable by Tenant as billed per metered or estimated and adjusted billing. Charges paid directly to Landlord and may include a service charge not to exceed Twenty-Five Dollars ($25) per month.

(Section 13.1)

(q)	Tenant’s Trade Name: “Impossible Kicks”

(Section 8.1)

(r)	Permitted Use: The display and resell at retail of all major sneaker brands, along with the retail sale of street wear clothing and accessories to include but not be limited to Bape, Chrome Hearts, VLONE, Supreme, ASSC, and Essentials and other similar streetwear brands, and for no other use or purpose whatsoever. In no event shall Tenant sell any designer brands (e.g. Gucci, Dior, LV, or any LVMH footwear or accessories. Tenant may not sell any Louis Vuitton merchandise unless it is a collaboration not available in LVMH stores (i.e. Supreme). No consignment sales are allowed at or from the Premises.

(Section 8.1)

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(s)	Notice Address:

(Section 26.1)

TENANT’S NOTICE ADDRESS:

Impossible Kicks Holding Co. Inc

300 SPECTRUM CENTER DRIVE, SUITE 400

IRVINE, California 92618

LANDLORD’S NOTICE ADDRESS:

The Grand Canal Shoppes at the Venetian

3377 Las Vegas Boulevard South

Suite 2600

Las Vegas, Nevada 89109

WITH A COPY TO:

GRAND CANAL SHOPS II, LLC

350 N. Orleans St.

Suite 300

Chicago, IL 60654-1607

ATTN: General Counsel

LANDLORD’S PAYMENT ADDRESS:

Grand Canal Shoppes

THE GRAND CANAL SHOPPES AT THE VENETIAN, SDS-12-2451, PO BOX 86

MINNEAPOLIS, Minnesota 55486-2451

(t)	Security Deposit: $19,383.00 payable by Tenant to Landlord at the time of remitting the Tenant- executed Lease to Landlord for signature.

(Section 12.4)

(u)	Guarantor: Not applicable

(v)	Minimum Sales: Intentionally Omitted

(Section 8.7)

(w)	Intentionally Omitted

(x)	Tenant’s Share of FCCAM Costs: Not Applicable

(Section 12.6)

(y)	Additional Provisions (these provisions shall apply notwithstanding anything in this Lease to the contrary):

(i)	Without expanding Section 1.0(r), Tenant shall not permit the Premises to be used for the sale of (A) cosmetics or fragrance products in excess of 5% of the sales area of the Premises, (B) Venetian-themed merchandise, (C) cigars, tobacco, fine pipes or related accessories, (D) more than three (3) flavors or types of cheesecake, (E) merchandise related to Broadway-style or headliner entertainment, (F), photography of Shopping Center patrons, (G) timeshare interests, vacation club memberships, or pre-paid vacations; and in no event shall Tenant operate at the Premises, (H) a figure museum or “Believe It or Not” type venue, (I) a steakhouse style restaurant (J) ethnic-influenced California-style meat, fish and fowl restaurant, (K) a Chinese, Japanese and/or Thai restaurant, or (L) a lounge, nightclub or similar use permitting dancing by patrons.

(ii)	Chargeback Waiver. Notwithstanding anything to the contrary contained in the EXHIBITS attached hereto, the construction chargeback items which Tenant shall be obligated to pay Landlord in connection with the construction of the Premises pursuant to the EXHIBITS shall be waived. Notwithstanding the foregoing, sprinkler shut down charge, floor tile costs, Temporary Electric, Construction Trash Removal (if applicable), and Construction Barricade (if a barricade is required) contained in the EXHIBITS shall not be waived, reduced or capped in any way. In addition, Tenant shall place, or cause its contractor to place, the Construction Deposit in the amount of $5,000.00 as set forth in EXHIBIT C.

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(iii)	Tenant Allowance. Construction Allowance: $65,000.00

Landlord agrees to pay to Tenant, if Tenant is not then in default beyond any applicable notice and cure period, the cost of Tenant’s work up to the sum of $65,000.00, but not more than that amount, subsequent to the fulfillment of all of the following requirements:

1. Compliance with the scheduled dates in all material respects outlined Sections 1.0(e) and (f);

2. Completion of Tenant’s Work in accordance with EXHIBIT P, lien free and in a manner reasonably satisfactory to Landlord and Landlord’s Architect;

3. Presentation to Landlord, in form and detail reasonably satisfactory to Landlord, of:

a. Contractor’s Sworn Statement showing that the amount requested by Tenant has been spent by Tenant on the Premises and listing all subcontractors, sub-subcontractors and material suppliers and amounts which they were to be paid and were paid for work performed for or on the Premises or for materials supplied for Tenant’s Work;

b. Tenant’s architect shall provide an executed copy of an Affidavit or Final Waiver of Lien indicating that the Architect has been paid in full;

c. General Contractor’s executed copy of a Final Waiver of Lien;

d. Executed copies of Final or Conditional Waivers of Lien from all architects, subcontractors, sub-subcontractors and material suppliers for work performed in connection with Tenant’s Work;

4. Presentation to Landlord of unconditional certificates of occupancy from all applicable governmental authorities; and

5. Tenant shall have opened its store in the Premises for business with the public.

Tenant’s requests for payment must be in writing and sent to Landlord at the Notice address shown in Section 1.0(s), directed to Attn: Tenant Allowance Administration. Landlord shall have no obligation to make payment of the Construction Allowance unless all requests for payment meet the above requirements and are made by Tenant on or before the third anniversary of the date when rental payments first begin to accrue under this Lease (“Outside Date”). Landlord shall have no obligation to pay the Construction Allowance unless written requests for payment are made as directed in this paragraph prior to the Outside Date.

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The Construction Allowance will be paid to Tenant as reimbursement for Tenant’s payment for construction of improvements, additions, alterations and attached fixtures (excluding trade fixtures) in the Premises, including, without limitation, the cost of raw materials, labor, architects or other design fees, permits, and related costs of construction work (the “Leasehold Improvements”). Leasehold Improvements do not include inventory, supplies, Tenant’s moveable property (including trade fixtures) or the cost of training Tenant’s employees. Landlord’s obligation under this provision will be limited to payments for Tenant’s Work as approved by Landlord for barricades; storefronts; storefront signs (but not blade signs); demising walls; drywall; service doors; painting; wall treatments (wall paper, painting, stucco, plaster); flooring or floor treatments (tile, carpet, wood, concrete staining); ceiling work; plumbing; bathrooms; sinks; electrical; lighting; heating, ventilation and air conditioning; sprinklers; grease traps; millwork; permanent fixtures (shelving/lighting); built-in furniture (wall benches permanently fixed to walls); built-in security features in-wall or in-door (but not closed circuit TV cameras or video recorders); architectural design fees; construction drawings; construction permits; consultant fees (engineering, structural, environmental); and city/county inspection fees.

The terms of this Section 1.0(y)(vi) shall be a condition precedent to Tenant’s right to receive the Construction Allowance, and no portion of the Construction Allowance shall vest in Tenant, nor shall Tenant sell, assign, encumber or create a security interest in the Construction Allowance prior to full compliance with the terms of this Section 1.0(y)(vi).

Leasehold Improvements funded by the Construction Allowance will at all times be the sole property of Landlord, and Tenant will have no ownership interest in such Leasehold Improvements. It is the intention of Landlord and Tenant that the Leasehold Improvements will be qualified long term real property in accordance with Section 110 (a) of the Internal Revenue Code and the regulations thereunder. Each party shall prepare its federal, state and local income tax forms and schedules, and calculate taxable income, in a manner consistent with Landlord’s ownership of such Leasehold Improvements for all taxable years, and shall furnish the information described in Treasury Regulations Section 1.110-1(c) in the time and manner specified therein.

(iv)	Kiosk Restriction. Landlord shall not allow the placement of a permanent or temporary kiosk, cart, or retail merchandising unit within ten (10) feet of the front leaseline of the Premises. The foregoing restriction shall not apply to the existing kiosk or cart existing within the restriction area upon the date of this Lease, the replacement of such kiosk or cart including, without limitation, Landlord’s right to enter into a new lease for said kiosk or cart location with a new party, or the extension or renewal of the lease for such kiosk or cart.

(v)	Lease Contingency. The parties acknowledge that the Premises is currently occupied by another tenant. Accordingly, this Lease is expressly contingent upon the Landlord’s ability to recapture the Premises from its current occupant on terms and conditions reasonably acceptable to Landlord.

Section 1.1 - Defined Terms.

Wherever used in this Lease, the following terms shall be construed to mean as follows:

(a) An “ANCHOR” is any operation, land, building, store or business whether occupied or vacant, and whether owned or leased, operated under a single trade name which leases or occupies 50,000 square feet or more of space in the Shopping Center.

(b) “AFFILIATE” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified person. For purposes of this definition, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting interests, by contract or otherwise.

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(c) “CALENDAR YEAR” shall mean the twelve (12) month period between January 1 and December 31 of any year.

(d) “COMMON AREAS” shall mean all areas and facilities provided by Landlord for the common or joint use and benefit of all tenants of the Shopping Center, their employees, agents, servants, customers and other invitees, and includes the entire Shopping Center other than the space leaseable to tenants, including, without limitation parking areas, open areas, access roads, driveways, retaining walls, landscaped areas, pedestrian malls, courts, stairs, escalators, elevators, hallways, ramps and sidewalks, planting areas, comfort stations, roofs, floors and all exterior walls and all other areas within the Shopping Center. The parties agree that the Shopping Center is part of a multi-use entertainment, hotel and casino project (‘Venetian Project), and the Shopping Center and it occupants share certain common facilities with the Venetian Project. Accordingly, “common areas and facilities” shall also include, for the purposes of this Lease, any other areas or facilities used by Landlord or which otherwise support the Shopping Center including those in the Venetian Project (where such use is not exclusive to the Shopping Center, Landlord shall charge to the Shopping Center a share of taxes, assessments or charges on or for such areas or facilities that is proportionate to Landlord’s use thereof for the Shopping Center), regardless of whether such areas or facilities are located within the Shopping Center.

(e) “LEASE YEAR” shall mean each twelve (12) month period during the Lease Term; provided, however, that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Rent Commencement Date and end on the last day of the twelfth full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

(f) “PREMISES” shall mean the specific demised space leased to Tenant by Landlord now existing or to be constructed in the Resort. The Premises are outlined on Exhibit “A” and “A-1”, attached hereto for the sole purpose of more specifically locating the Premises.

(g) “RENT” shall mean Fixed Minimum Rent, Percentage Rent and Additional Charges (as hereinafter defined).

(h) “RESORT” shall mean that hotel, casino, retail, restaurant and parking complex currently known as the Venetian Casino Resort, in which the Shopping Center is located.

(i) “SHOPPING CENTER” shall mean the area comprising the retail shopping center development in the Resort known as “Grand Canal Shoppes -Venetian|Palazzo.” The Shopping Center as of the date hereof is more particularly described in Exhibit “A” attached hereto and made a part hereof. Notwithstanding the foregoing, Landlord expressly reserves the right, in the exercise of its sole discretion, to change the name of the Shopping Center at any time during the Term.

(j) “TENANT’S PROPORTIONATE SHARE”, shall mean a fraction, the numerator of which is the Premises GLA, as hereinafter defined (but excluding Anchor, patio and mezzanine space), and the denominator of which is the total number of square feet of actually occupied gross leasable area (excluding Anchor, patio and mezzanine space) in the Shopping Center (“Occupied Center GLA”) (except that the Occupied Center GLA may not be less than eighty percent (80%) of aggregate Shopping Center gross leasable area (excluding Anchor, patio and mezzanine space).

ARTICLE II EXHIBITS

Section 2.1 - Exhibits. The following exhibits are attached hereto or otherwise incorporated herein by reference, and made a part of this Lease;

EXHIBIT “A”	Site Plan of Shopping Center
EXHIBIT “A-1”	Premises - Attached
EXHIBIT “C”	Description of Landlord and Tenant Work

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ARTICLE III PREMISES

Section 3.1 - Premises. In consideration of the payment of all Rents and the performance of the covenants as hereinafter set forth, Landlord demises unto Tenant, and Tenant leases from Landlord, subject to all matters of record, for the Term and upon the terms and conditions set forth in this Lease, the Premises which is situated in the County of Clark and State of Nevada and being the space number set forth in Section 1.0(b).

Section 3.2 - Gross Leasable Area of the Premises. The gross leasable area of the Premises or the “Premises GLA” shall be computed based on the “lease lines” for the Premises, defined as follows: The lease line for common demising walls between adjoining tenants shall be the center line of the common demising wall. Along the storefront the lease line shall be the “designated line” (“DL”) separating the Premises from the Common Area, regardless of where Tenant’s storefront is actually built unless Tenant’s storefront extends or “pops out” past such DL in which event the storefront exterior shall be Tenant’s lease line. On non-common demising walls such as between the Premises and service corridors, mechanical rooms, or the building exterior, the lease line shall be the outside face of the demising wall. Any recesses required to accommodate the door swing of the exit door for the Premises shall be considered part of the Premises. No deductions shall be made for columns or bracing within the Premises or along the demising walls but deductions shall be made for the areas occupied by major vertical duct shafts or by building support walls.

Section 3.3 - Revisions to Premises GLA. The square footage set forth in Section 1.0(c) has been determined pursuant to the provisions of Section 3.2 by reference to either “CAD” or scaled architectural drawings of the Premises. Landlord and Tenant acknowledge that irrespective of whether or not the Premises shall have been constructed as of the date of this Lease, if Landlord’s final as-built field or CAD measurements of the Premises after Tenant’s leasehold improvements have been constructed should disclose a different square footage than the Premises GLA set forth in Section 1.0(c), then Landlord agrees to notify Tenant in writing of the revised Premises GLA. Tenant further acknowledges and agrees that such notice by Landlord shall be deemed sufficient to amend the Premises GLA set forth in Section 1.0(c), such amendment being deemed self-operative without the necessity of further formal mutual acknowledgment or documentation between Landlord and Tenant. When so finally determined, the Final Revised Premises GLA shall be used in all computations of Rent if such has been determined on a square foot (as opposed to a fixed rate) basis.

Section 3.4 - Landlord’s Reservation. Landlord reserves to itself the roof and exterior walls of the building containing the Premises and all space above the ceiling within the Premises, to accommodate the Shopping Center and the Resort’s structural, mechanical and electrical conduit piping, ducting or venting requirements. Landlord and its agents further reserve the right on behalf of themselves or an authorized utility company to run utility lines, pipes, conduits or ductwork when necessary or desirable through the air space above Tenant’s ceiling, columns or within walls of the Premises and to maintain, repair, alter, replace or remove the same in locations which will not materially ~~interfere with Tenant’s use of the Premises~~ adversely affect the access, visibility, use, square footage, or dimensions of the Premises. Landlord agrees that it will make no changes to the Common Areas which materially adversely obstruct visibility of or materially adversely affect access to the Premises through Tenant’s storefront entrance. This agreement shall not i) prohibit or otherwise restrict the placement of mall plantings, kiosks, mall seatings, mall directories, and mall amenities in the Common Areas adjacent to or in front of the Premises, or ii) result of repairs, remodeling, renovation, or other construction.

Section 3.5 - Relocation.

(a) Landlord shall have a right to relocate the Premises to another location within the Shopping Center (“Substitute Premises”). The Substitute Premises, in its current or future location shall contain approximately the same square footage as the original Premises and shall be exposed to reasonably equivalent pedestrian traffic as the original Premises. Landlord shall notify Tenant of such relocation not less than ~~thirty (30)~~ ninety (90) days prior to the date thereof. Landlord shall reconstruct on the Substitute Premises improvements substantially similar in quality, style and design to those constructed at the original Premises in accordance with plans and specifications approved by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Landlord shall pay the cost of moving and reinstalling the fixtures and all Tenant Personal Property (as hereinafter defined) into the Substitute Premises. As of the latter of the date specified in Landlord’s notice to Tenant or ten (10) days after Landlord has notified Tenant that it has completed the improvements to be constructed by Landlord on the Substitute Premises, Tenant shall surrender the original Premises, shall move to the new Premises, and the Substitute Premises shall be deemed the Premises hereunder as fully as if said Substitute Premises were originally described herein as the Premises. Tenant agrees that promptly, on demand, it shall execute an amendment designating the location of the Substitute Premises. Fixed Minimum Rent and all Additional Charges shall be abated during any period that Landlord requires Tenant to cease conducting business in connection with the relocation of the Premises. Tenant shall not be required to vacate the Premises until all improvements are complete in the Substitute Premises and the Substitute Premises has been delivered to Tenant.

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(b) Notwithstanding anything to the contrary in Section 3.5(a), if the Substitute Premises is not reasonably acceptable to Tenant and Landlord cannot or does not remedy Tenant’s written concerns, then Landlord may terminate this Lease at any time within thirty (30) days after Landlord’s notice to Tenant of Landlord’s intent to relocate the Premises and neither party shall have any further obligation hereunder (except with respect to matters that arose before such termination). In connection with such termination, Landlord shall pay to Tenant the unamortized (based on straight line amortization) reasonable costs paid by Tenant for Tenant’s non-removable improvements at the Premises

Section 3.6 - Remodeling. If at any time from time to time during the Term Landlord remodels all or any portion of the Shopping Center or if all or any portion of the Resort is remodeled, and such remodeling includes the Premises or a portion thereof, then Landlord shall have the right to change the dimensions or reduce the size of the Premises; provided, however, that if a reduction in size of the Premises would reduce the Premises to less than eighty percent (80%) of its original size and if as a result thereof the remaining portion of the Premises is not suitable for the purpose for which Tenant has leased the Premises, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after Landlord notifies Tenant of Landlord’s intention to remodel; provided further, however, that such termination shall not be effective if within thirty (30) days of Tenant’s notice thereof, Landlord notifies Tenant of its election to relocate Tenant pursuant to Section 3.5. In connection with any termination of this Lease under this Section 3.6, Landlord shall pay to Tenant the unamortized (based on straight line amortization) reasonable costs paid by Tenant for Tenant’s non-removable improvements at the Premises. In the event of any remodeling pursuant to this Section 3.6, Landlord shall repair any damage to the Premises caused thereby, and in the event of any reduction in the area of the Premises, Fixed Minimum Rent and all Additional Charges shall be appropriately (based on the manner the same are calculated hereunder) reduced. In connection with any such remodeling, Landlord may require Tenant to cease conducting business from the Premises for a period not in excess of thirty (30) days. Fixed Minimum Rent and all Additional Charges shall be abated during any such period that Landlord requires Tenant to cease conducting business.

ARTICLE IV COMMON AREAS

Section 4.1 - Use.

(a) Landlord grants to Tenant and its agents, employees and customers, a non-exclusive license, subject to the reasonable uniform rules and regulations promulgated by Landlord under Section 18.1, to use the Common Areas in common with other tenants and occupants of the Shopping Center, their agents, employees and customers during the Term, subject to the exclusive control and management thereof at all times by Landlord and subject further to the rights of Landlord as set forth in Section 4.2.

(b) Landlord reserves to itself the right to construct, lease and/or license kiosks, carts, and sales areas on any portion of the Common Areas.

(c) Tenant shall not use the Common Areas for any other purpose than herein designated.

Section 4.2 - Management and Operation of Common Areas. Landlord will use reasonable efforts to operate and maintain or will cause to be operated and maintained, the Common Areas in a first-class manner and in the best interest of the Shopping Center. Landlord will have the right (1) subject to Section 18.1, to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas for the general benefit of Landlord and tenants of the Shopping Center; (2) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking areas; (3) to provide for employee parking (which parking may be located off the Shopping Center or Resort property) and formulate reasonable rules and regulations for the same; (4) without abatement of rent or other charges, to close such portions of said parking areas or other common areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right to any person or to the public therein or for any other reason in the best interest of Landlord and all tenants; (5) without abatement of rent or other charges, to close temporarily any or all portions of the Common Areas for repairs or refurbishing; (6) to discourage non-customer parking; (7) to move, remove, relocate and/or replace seats, trees, planters and other amenities commonly found in the Common Areas of first-class shopping centers and casino projects; and (8) to do such other acts in and to said areas and improvements as in the exercise of good business management, and the maintenance of a first-class Shopping Center, as Landlord, in the exercise of its reasonable business judgment, shall deem to be advisable.

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ARTICLE V

CHANGES AND ADDITIONS TO THE SHOPPING CENTER SITE PLAN AND LEASING PLAN

Section 5.1 - Site Plan. The site plans attached hereto as Exhibits “A” and “A-1”, respectively, are for the sole purpose of showing the approximate shape, design, proposed locations of buildings, tenant spaces and common areas located within the Shopping Center.

Section 5.2 - Changes to Site Plan. Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in the site plan for the Shopping Center including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas, (b) to construct other buildings or improvements in the Shopping Center and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same, and (c) to make or permit changes or revisions in the Shopping Center, including additions thereto, and to convey portions of the Shopping Center to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof; provided, however, that no such changes, rearrangements or other construction shall permanently reduce the number of parking spaces provided by Landlord below the number of parking spaces required by law.

ARTICLE VI IMPROVEMENTS

Section 6.1 - Landlord’s Responsibilities. Tenant represents and warrants to Landlord that Tenant has independently and personally inspected the Premises and that Tenant has entered into this Lease based upon such personal examination and inspection. Tenant agrees that Tenant will accept the Premises in its condition AS-IS, and subject to Section 15.1(a), WITH ALL FAULTS as of the date hereof, and that Landlord shall not be required to perform any tenant improvements with respect thereto (notwithstanding any provision to the contrary in Exhibit “C” attached hereto or elsewhere in this Lease).

Section 6.2 - Tenant’s Responsibilities. Tenant shall at its own expense and in accordance with Exhibit “C”:

(a) Secure all permits and licenses necessary for the construction of any of its installations and the prosecution of its work, and Tenant shall comply with all Requirements relating to the conduct of said work.

(b) Construct the remainder of the Premises and installations therein and construct the balance of the leasehold improvements necessary to enable Tenant to occupy the Premises as shown in Tenant’s plans and specifications as approved by Landlord or Landlord’s architect under Section 7.1, all in a good and workmanlike manner and in compliance with all Requirements pertaining to the Premises or Tenant’s use thereof, and including but not limited to the completion of all work necessary to prepare the Premises to the current store prototype, all in accordance with Landlord’s design criteria for the Shopping Center, the Exhibits, and plans approved by Landlord. Notwithstanding any other provision hereof, any installation to be made or work to be performed by Tenant on or for the Premises prior to opening the Premises for business shall be first approved in writing by Landlord prior to commencement of any work by Tenant. Landlord’s approval of any plans for Tenant’s work shall, however, create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all Requirements.

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(c) Obtain on behalf of itself, or any of its contractors or subcontractors, all insurance protection required by Landlord in Exhibit “C”.

(d) Install equipment and appliances in said construction and all trade fixtures installed shall be new and first quality items.

(e) If Landlord performs any work at the request of Tenant which is Tenant’s responsibility hereunder, Landlord shall bill Tenant for the costs thereof and Tenant shall pay such costs to Landlord no later than thirty (30) days following receipt of Landlord’s billing.

(f) Landlord may require Tenant, at Tenant’s sole cost and expense, to furnish a bond or other security satisfactory to Landlord to assure diligent and faithful performance of all work to be performed by Tenant. Tenant shall satisfy the foregoing obligations by tendering the Construction Deposit required by Section N.1. of EXHIBIT C, and by complying with the requirements of ARTICLE XXVIII of this Lease.

The foregoing shall be completed by and Tenant shall open for business no later than the Rent Commencement Date.

Section 6.3 - Tenant’s Personal Property. All trade fixtures, signs and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises (“Tenant Personal Property”) shall remain the property of Tenant and shall be removable at any time, including upon the expiration or sooner termination of this Lease; provided Tenant shall not at such time be in default of any terms or covenants of this Lease; and provided further that Tenant shall promptly repair any damage to the Premises caused by the removal of any Tenant Personal Property. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant Personal Property located in or on the Premises as may be permitted under the laws of the State of Nevada, and if such lien is asserted by Landlord in accordance with applicable law, Tenant shall not remove or permit the removal of such Tenant Personal Property until the lien has been removed and all defaults have been cured. Any Tenant Personal Property not removed from the Premises by Tenant upon the expiration or within fifteen (15) days after any sooner termination of this Lease may be construed by Landlord as abandoned by Tenant. Alternatively, Landlord may order Tenant to remove such Tenant Personal Property from the Premises or have it removed at Tenant’s expense.

Section 6.4 - Construction Lien. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, sub- contractor, laborer or materialman for the specific performance of any labor or the furnishing of any materials or equipment for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises or the Shopping Center.

Section 6.5 - Labor Cooperation. Tenant shall perform or cause Tenant’s contractors to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work or delivery services or any other services in the Shopping Center or Resort. If there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such reasonable action as may be necessary to eliminate such dispute or potential dispute, including, but not limited to (i) removing all disputants from the job site until such time as the labor dispute no longer exists, (ii) seeking an injunction in the event of a breach of contract between Tenant and any of Tenant’s contractors, and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute. Landlord may require Tenant to use recognized union labor in the construction of Tenant’s improvements at the Premises.

ARTICLE VII PLANS

Section 7.1 - Submission of Plans.

(a) Tenant shall prepare, at its sole cost and expense, and in full compliance with the provisions of Exhibit “C”, complete plans and specifications for all of Tenant’s work, including store front design, and shall submit such plans and specifications to Landlord or Landlord’s designated representative for approval prior to commencement of any work, which approval shall not be unreasonably withheld or delayed. No material changes to said plans shall be made after such approval by Landlord without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord’s approval of any plans for Tenant’s work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all Requirements.

(b) Tenant shall be required to submit its plans and specifications to Landlord on the Plan Submission Dates contained in Section 1.0(e) or earlier to ensure Tenant’s construction in the Premises shall be completed on or before the Rent Commencement Date. If Tenant does not submit its plans within thirty (30) days after the Plan Submission Dates set forth in Section 1.0(e), and such failure continues for ten (10) days after notice to Tenant from Landlord, then Landlord shall have the right to terminate this Lease by notifying Tenant in writing of its election to terminate.

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ARTICLE VIII USE

Section 8.1 - Use. (a) Tenant agrees to: (i) operate its business in the Premises under the trade name specified in Section 1.0(q) and (ii) use the Premises solely for the permitted use specified in Section 1.0(r) and for no other business or purpose. Tenant further agrees not to conduct catalog sales in or from the Premises, except merchandise Tenant is permitted to sell “over-the-counter” consistent with its permitted use. In addition, Tenant agrees that it shall not operate a discount or off-price establishment Tenant recognizes that the specific limited use prescribed herein is a material consideration to Landlord so that the Shopping Center will maintain an appropriate tenant mix so as to produce the maximum gross revenue possible for all tenants and that the continued operation of a first-class Shopping Center will be assured. Notwithstanding the foregoing, Tenant’s specific limited use hereunder shall not be construed to imply that Tenant has an exclusive right to conduct the use permitted by Section 1.0(r). Landlord, in its sole discretion, may permit other tenants or occupants of the Shopping Center or Resort to operate the same or similar use. If Tenant’s business in the Premises is to be conducted pursuant to a franchise agreement, the existence and continuation of such franchise agreement is a material consideration to Landlord in entering into this Lease and if such franchise agreement is terminated, Landlord shall be entitled to treat such event as an event of default and elect any of the remedies provided in Article XXIV.

(b) Tenant may sell merchandise bearing the logo of Tenant’s business at the Premises, which merchandise shall be of a first class quality. Tenant’s merchandise may contain the name and logo of the Shopping Center, but the use of such name and logo on any merchandise shall be subject to Landlord’s prior written approval.

Section 8.2 - Tenant’s Covenant to Operate. Tenant agrees to complete Tenant’s work and open the Premises for business to the public fully fixtured, stocked and staffed on the Rent Commencement Date, and, thereafter throughout the Term of this Lease, to continuously operate in one hundred percent (100%) of the space within the Premises the business prescribed in Section 1.0(r), Mondays through Sundays during such hours as may be reasonably determined by Landlord. Tenant agrees it will not open earlier or close later than such hours.

Section 8.3 - Prohibitions on Use.

(a) Tenant shall not use or permit or suffer the Premises, or any part thereof, to be used by anyone else or for any other business or purpose than that specifically defined and permitted by this Article and further provided that Tenant shall not divert any portion of the Premises GLA for any other use other than the use described above.

(b) Tenant shall not permit the Premises to be used in violation of any Requirement or any way which in the reasonable judgment of Landlord will injure the reputation of, be a nuisance, annoyance, or do damage to the other tenants of the Shopping Center or Landlord, including without limitation, the sale of patently offensive material and merchandise and the use of audio devices, flashing lights, machinery and equipment creating noise or odors, or the committing of acts, which will disturb, impair or interfere with the use and enjoyment by the other tenants of their respective premises within the Shopping Center.

(c) Tenant agrees not to use or allow the Premises to be used for any auction, fire, bankruptcy or “going out of business” sales therein unless ordered by a court of competent jurisdiction after reasonable notice to Landlord and an opportunity by Landlord to be heard.

Section 8.4 - Manner of Operation of Business.

(a) Tenant agrees that the above business is to be conducted in a reputable manner, in keeping with good practices as established in the trade. Tenant shall keep upon the Premises an adequate staff of employees and a full and complete stock of merchandise during business hours throughout the Term of this Lease so as to insure a maximum volume of business in and from the Premises.

(b) Subject to Section 15.1, Tenant agrees to assume full responsibility and at its own cost to keep and maintain the Premises neat, clean, in proper repair and decor, and free from waste and offensive odors, and in an orderly and sanitary condition, free of vermin, rodents, bugs and other pests.

(c) Landlord and its agents, upon twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which case no such notice shall be required), shall have the right, but not the duty, to inspect the Premises during normal business hours and at any other time the Premises is open for business (and at any time in the case of an emergency) to determine whether Tenant is complying with the terms of this Article VIII. If Tenant is not in compliance with this Article VIII, Landlord shall have the right to immediately in the case of an emergency, and otherwise upon five (5) days notice, enter upon the Premises to remedy said noncompliance at Tenant’s expense. Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused thereby.

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Section 8.5 - Privileged License. Tenant acknowledges that Landlord and/or affiliates of Landlord are or may be subject to or exist because of privileged licenses issued by governmental authorities relating to casino gaming (“Gaming Authorities”). If a corporation, Tenant shall disclose the names of all officers and directors of Tenant, and unless a publicly traded corporation on a national stock exchange, Tenant shall disclose to Landlord all ownership interests in Tenant and all lenders or sources of financing. If requested to do so by Landlord, Tenant shall obtain any license, qualification, clearance or the like which shall be requested or required of Tenant by any Gaming Authority or any regulatory authority having jurisdiction over Landlord or any affiliate of Landlord. If Tenant fails to satisfy such requirement or if Landlord or any affiliate of Landlord is directed to cease business with Tenant by any such authority, or if Landlord shall in good faith determine, in Landlord’s reasonable judgment, that Tenant, or any of its officers, directors, employees, agents, designees or representatives, or partner, owner, member, or shareholder, or any lender or financial participant (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Landlord’s business, reputation or such licenses, or those of its affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then Tenant shall immediately (i) terminate any relationship with the individual or entity which is the source of the problem, or (ii) cease the activity creating the problem. In the event Tenant does not comply with item (i) or (ii) above, then Landlord (x) may require Tenant to specifically perform such obligation (the parties recognizing that damages or other remedies would be inadequate under the circumstances) or (y) may terminate this Lease without liability to Tenant; provided, however, if any matter described herein is reasonably susceptible to cure, Tenant shall have a reasonable time within which to effect such cure (but in no event longer than the time available to fully comply with any requirement imposed by any Gaming Authority or any other Requirement) and Landlord shall not have the right to terminate this Lease during such cure period.

Section 8.6 - Vendor Agreements. Tenant acknowledges that Landlord is subject to, has entered into or may in the future enter into agreements with vendors or service providers for pest control, garbage removal and disposal, and cigars (hereinafter “Common Vendors”) to provide services to the Shopping Center and its tenants for the purposes of achieving uniformity of services, favorable pricing and/or limiting the number of service providers working in or making deliveries to the Shopping Center and Resort. Tenant agrees to contract with such Common Vendors for services and to abide by the terms of Landlord’s agreements with such Common Vendors; provided that amounts which are to be paid to such Common Vendors by Tenant hereunder, and the quality of product and level of service to be provided by such Common Vendors, shall at all times be competitive in the Las Vegas marketplace.

Section 8.7 - INTENTIONALLY DELETED

Section 8.8 - Product Sponsorship. Tenant acknowledges that Landlord is subject to, has entered into or may in the future enter into product, service, sponsorship or marketing agreements with third parties which may require that only certain products may be offered for sale or use within the Shopping Center or the Resort, including the Premises. Tenant agrees that upon reasonable notice from Landlord it will abide by the terms and conditions of such agreements as they may relate to the use of (i) coffee, (ii) soft drinks and (iii) cigars within the Premises, but Tenant shall not be bound by such agreements with respect to products other than coffee, soft drinks and cigars.

ARTICLE IX TERM

Section 9.1 - Term. The Term of this Lease shall commence on the Rent Commencement Date and the Term, unless this Lease should be terminated earlier, shall expire at midnight on the Expiration Date. From the date Landlord delivers possession of the Premises to Tenant until the Rent Commencement Date, Tenant shall observe and perform all obligations of Tenant hereunder other than payment of Fixed Minimum Rent, Percentage Rent and Additional Charges (except utilities, which shall be payable commencing upon delivery of possession of the Premises to Tenant).

Section 9.2 - Commencement Date Agreement. At any time following full execution of this Lease, Landlord and Tenant shall, upon the request of either party, execute a supplemental agreement setting forth the Rent Commencement Date, the commencement and termination dates of the Term of this Lease.

Section 9.3 - Holding Over. If, at the expiration of the Term of this Lease, Tenant continues to occupy the Premises with or without Landlord’s consent, its tenancy shall become month-to-month terminable by either party on thirty (30) days prior written notice. Tenant shall be subject to all the conditions of this Lease excepting the Term thereof and Tenant’s obligation to pay hold-over rent equal to one hundred fifty percent (150%) of the monthly Fixed Minimum Rent payable by Tenant immediately prior to expiration of the Term, and Tenant shall be further subject to any changes to this Lease which Landlord has given Tenant, in writing, during any fifteen (15) day period for the following fifteen (15) day period. Notwithstanding anything contained herein to the contrary, nothing contained in this subparagraph shall be deemed or construed to give Tenant the right to hold over.

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Section 9.4 - Expiration of the Term of this Lease.

(a) This Lease shall expire at the end of the Term thereof without the necessity of any notice from either Landlord or Tenant to terminate the same, and subject to Section 9.3, Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all provisions under this Lease respecting the summary recovery of possession of the Premises from Tenant holding over to the same extent as if statutory notice had been given.

(b) For a period of six (6) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right and may show the Premises and all parts thereof to prospective tenants during normal business hours.

(c) Tenant shall deliver and surrender to Landlord possession of the Premises upon the expiration or earlier termination of this Lease, in as good condition and repair as the same shall be at the date Tenant takes possession of the Premises of said term subject to ordinary wear and tear, casualty loss and condemnation.

(d) Tenant shall have no right to quit the Premises, cease to operate its business, cancel or terminate this Lease except as such right is expressly granted to Tenant herein.

Section 9.5 - INTENTIONALLY DELETED

ARTICLE X RENT COMMENCEMENT DATE

Section 10.1 - Rent Commencement Date.

(a) As used in this Lease, the term “Rent Commencement Date” shall mean the earlier to occur of (i) the date specified in Section 1.0(g), or (ii) the date Tenant opens for business to the public in the Premises.

(b) Should the Rent Commencement Date occur on a day other than the first day of a calendar month, Tenant shall be liable for Fixed Minimum Rent, Percentage Rent and Additional Charges due for said partial month on a prorated basis based upon a thirty (30) day month.

Section 10.2 - Failure of Delivery of Premises to Tenant. If Tenant is prevented from beginning construction in the Premises because of the failure of Landlord to substantially complete Landlord’s work within the Premises, or to deliver possession of the Premises to Tenant with Landlord’s work, substantially complete, then the Rent Commencement Date shall be extended by one (1) working day for each working day that Tenant is prevented. If Landlord shall fail to deliver possession of the Premises to Tenant within twelve months after the date in Section 1.0(f) for any cause within Landlord’s reasonable control, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time on or before the date thirty (30) days thereafter (provided Landlord has not theretofore delivered possession of the Premises to Tenant), and neither party shall have any further obligation hereunder (except with respect to matters that arose before such termination).

Section 10.3 - Tenant’s Failure to be Open by the Rent Commencement Date. Notwithstanding any rights or remedies of Landlord set forth in Article XXIV, if Tenant has not opened by the Rent Commencement Date except for reasons outside Tenant’s control, Landlord shall have the right to require Tenant to pay to Landlord as liquidated damages and not as a penalty, an amount equal to fifty percent (50%) of 1/365ths of the annual Fixed Minimum Rent for each day that Tenant has failed to open the Premises for business on and after the Rent Commencement Date, which amount shall be in lieu of Percentage Rent that might have been earned had Tenant opened in a timely fashion and shall compensate Landlord for other actual and substantial losses that Landlord may suffer. Nothing contained in this Section 10.3 shall be construed to waive any rights and remedies Landlord may have against Tenant, nor affect Tenant’s obligation to commence payment of Fixed Minimum Rent, Percentage Rent and Additional Charges on the Rent Commencement Date. Landlord may offset any amounts payable by Tenant hereunder against any amounts Landlord may owe Tenant.

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ARTICLE XI RENT

Section 11.1 - Fixed Minimum Rent.

(a) Tenant hereby covenants and agrees to pay to Landlord’s authorized agent, without deduction or set-off and without demand, at the address set forth in Section 1.0(s) or such other place as Landlord may, from time to time, designate in writing, as Fixed Minimum Rent for the Premises, the amount(s) set forth in Section 1.0(h), said amount(s) to be due and payable in monthly installments, in advance, on the Rent Commencement Date and on the first day of each and every calendar month thereafter. Tenant agrees at no time to pay the monthly Fixed Minimum Rent more than one (1) month in advance of its due date.

(b) Notwithstanding anything in this Lease to the contrary, in the event Tenant fails to pay any Rents or any other sum due and owing Landlord within five (5) days following the due date of said Rents, then Tenant shall pay a late charge equal to ~~ten percent (10%)~~ the greater of $100.00 or 3.5% of the amount due from the due date of any installment of any Rents. The late payment fee shall only be imposed on Tenant if Tenant fails to make its rental payments within ten (10) days after notice from Landlord; provided, however, Landlord shall not be required to provide notice more than twice in any calendar year.

(c) Should any governmental taxing authority acting under any present or future law, ordinance, or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax upon Landlord’s net income) upon Landlord with respect to Rents payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Landlord for the amount thereof, as the case may be.

Section 11.2 - Percentage Rent.

(a) Amount. In addition to Tenant’s Fixed Minimum Rent, Tenant covenants and agrees to pay to Landlord, without deduction or set-off, Percentage Rent as calculated pursuant to Section 1.0(i).

(b) Payment.

(i) Upon submission of Tenant’s certified statement of Gross Revenue at the close of each Lease Year, as provided in Section 11.5, adjustments of amounts due for Percentage Rent shall be made to the respective parties. Percentage Rent shall be paid beginning in the month in which the Gross Revenue for any Lease Year shall exceed the Annual Breakpoint contained in Section 1.0(i) for the applicable Lease Year. Thereafter, Percentage Rent shall be paid on all additional Gross Revenue made during the remainder of that Lease Year (or partial Lease Year as the case may be). Payments shall be made no later than the 15th day of the next following month. Percentage Rent for any partial Lease Year contained within the Term shall be based on the Gross Revenue from the Rent Commencement Date (as to the first partial year of the Term) and for the twelve (12) month period immediately preceding the expiration or earlier termination of this Lease (as to the final partial year of the Term). The Percentage Rent due for such period shall be established by multiplying the Percentage Rent which would have been due for such twelve (12) month period by a fraction, the numerator of which is the number of days in such partial Lease Year and the denominator is 365.

Overpayments of Percentage Rent shall be credited against the next installment of Rent due (except at the end of the Term, in which case Landlord shall pay such amount to Tenant within thirty (30) days after Tenant has delivered its certified statement of Gross Revenue to Landlord). Underpayments of Percentage Rent shall be paid to Landlord within thirty (30) days after Tenant has delivered its certified statement of Gross Revenue to Landlord.

Each Lease Year shall be considered as an independent accounting period for the purpose of computing the amount of Percentage Rent due. The amount of Gross Revenue of any Lease Year shall not be carried over into any other Lease Year.

(c) In addition to and not in lieu of Fixed Minimum Rent or Percentage Rent due, Tenant shall pay to Landlord an amount equal to eight percent (8%) of all monies and other revenues received by Tenant for material and/or information digitally downloaded from the internet or any other remote source to any software format now in existence or hereafter created and sold to customers in, at or from the Premises (“Digital Download Rent”). Sale of such software and material or information contained therein must be within Tenant’s Permitted Use. Income received by Tenant resulting from such sales shall be separately stated monthly and otherwise recorded and documented as set forth in this Lease, but the amount thereof shall not be included in Gross Revenue for the calculation of Percentage Rent due in any year. Any Digital Download Rent due from Tenant to Landlord for any month during the Term shall be payable within thirty (30) days after the end of the month in which the monies or other revenues were received.

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Section 11.3 - Gross Revenue. The term “Gross Revenue” wherever used herein shall be defined to mean the total amount of all sales of merchandise and/or services and all other receipts of all business conducted in, at, or from any part of the Premises, whether the same be for cash, barter, credit, check, charge account, gift, and merchandise certificates purchased, or other disposition of value regardless of collection, in the event of sale upon credit or charge account, and whether made by Tenant, sub-tenants, concessionaires, licensees, or assignees of Tenant. The value of each sale shall be the actual total sales price charged the customer, and shall be reported in full in the month that the transaction occurs irrespective of when, or if, payment is received. Gross Revenue includes orders or sales which originate in, at, or from the Premises, whether delivery or performance is made from the Premises or from another place, and orders and sales of goods and services delivered and performed from the Premises as a result of orders taken elsewhere; orders or sales mailed, telephoned, telegraphed, or sent by e-mail or over the internet, which are received at or filled from the Premises; all sales and revenue accruing by means of mechanical, self-operated, or automatic vending devices on the Premises. There shall be no deduction or exclusion from Gross Revenue except as specifically permitted in this Lease. Any deposit not refunded shall be included in Gross Revenue.

Section 11.4 - Exclusion from Gross Revenue. Notwithstanding the foregoing, Gross Revenue shall not include:

(a) Merchandise returned in the amount of cash refunded, credit given, or discounts and allowance granted or exchanges made, provided that the sale price of such items was originally included in Gross Revenue.

(b) The amount of any sales, use or gross receipts tax, or excise tax, imposed by any governmental authority upon the sale of merchandise or services, or both, which such taxes are added separately to the selling price thereof and collected from customers or paid by Tenant and included in the retail selling price, providing the amount of such tax is separately recorded.

(c) The exchange of merchandise between stores of Tenant, when such exchanges are made solely for the operation of Tenant’s business and not for the purpose of consummating a sale which has been made at, in or from the Premises.

(d) Merchandise returned for credit to shippers, jobbers, wholesalers or manufacturers.

(e) Revenue from sale of trade fixtures after use in the Premises and sums or credits received in settlement of claims for loss of or damage to merchandise.

(f) Revenue from vending machines for Tenant’s employee use only.

Section 11.5 - Reporting.

(a) Tenant shall submit to Landlord, on or before the ~~5~~ 10th day of each month of each Calendar Year, commencing in the second month of the first Calendar Year, a written statement signed by Tenant showing Tenant’s Gross Revenue, as herein defined, for the preceding calendar month.

(b) On or before 30 days following the close of each Lease Year (or the expiration or sooner termination of this Lease), Tenant shall furnish to Landlord a statement certified by an officer of Tenant, or a certified public accountant employed by Tenant, if any, of the Gross Revenue made by Tenant from the Premises during the preceding Lease Year (or portion thereof).

(c) For the purpose of ascertaining the amount of reportable sales and revenue, Tenant agrees to record each and every sale at the time of the transaction on (i) a cash register having a sealed, continuous, cash register tape with cumulative totals, which numbers, records, and duplicates each transaction entered into the register, (in any event such cash register must have a non-resettable grand total), (ii) serially pre-numbered sales slips, or (iii) a computer system that produces and maintains comparable records. If Tenant chooses to record each sale by using a cash register, Tenant agrees that the continuous, cash register tape will be sealed or locked in such a manner that it is not accessible to the person operating the cash register. If Tenant chooses to record each sale on a computer system, Tenant agrees that such computer system will be set up so that such records cannot be changed by the person operating the computer system. If Tenant chooses to record each sale on individual sales slips, Tenant agrees that said sales slips (including those canceled, voided, or not used) will be retained in numerical sequence for the period set forth in Section 11.6.

(d) If Tenant shall fail to prepare and deliver any statement of Gross Revenue in a timely manner as required herein, Landlord, may do any or all of the following: (i) elect to treat Tenant’s failure to report as a default of this Lease; (ii) elect to make an audit of all books and records of Tenant which in any way pertain to or show Gross Revenue and to prepare the statement or statements which Tenant has failed to prepare and deliver; or (iii) impose a late/non-reporting fee of One Hundred Dollars ($100.00) for each such failure by Tenant. The statement or statements so prepared shall be conclusive on Tenant, and Tenant shall pay on demand all expenses of such audit and of the preparation of any such statements and all sums as may be shown by such audit to be due as Percentage Rent.

(e) All such statements and reports shall be kept in confidence by Landlord except in connection with a sale, mortgage, administrative or judicial proceedings.

(f) Landlord may, in its sole and absolute discretion, provide a program for the purpose of collecting daily sales information directly from Tenant via Tenant’s designated representatives at the Premises. The program may be in the form of automated, computerized telecommunication. The costs and expenses in connection with the operation of the program will be paid for by Landlord. The information collected may be utilized by Landlord for evaluating and responding to market trends and such other matters as Landlord finds appropriate.

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Section 11.6 - Books and Records.

(a) Tenant agrees to keep on the Premises, or at its principal office, accurate books and records (as more specifically identified below) of all business conducted at the Premises in accordance with generally accepted accounting practices consistently applied, and said records shall be open and available for examination at the Premises at all reasonable times to Landlord, or Landlord’s representatives, upon reasonable notice to Tenant, for the purpose of ascertaining or verifying the Gross Revenue. All records shall be retained by Tenant for examination by Landlord for a period of at least three (3) years following the end of the Lease Year for which said records apply.

(b) Tenant further agrees that for the purposes hereinbefore recited, Tenant shall prepare, preserve and maintain for each Lease Year, the following documents, books, accounts and records:

(1) Daily cash register summary tapes (normally referred to as “Z Tapes”) and sealed, continuous, cash register tapes, prenumbered sales slips or comparable computer records, maintained as recited herein;

(2) A single, separate bank account into which all receipts of business and other revenue from operations on or from the Premises are deposited;

(3) All bank statements detailing transactions in or through any business bank account;

(4) Daily or weekly sales recapitulations;

(5) A sales journal;

(6) A general ledger or a summary record of all cash receipts and disbursements from operations on or from the Premises;

(7) Copies of all sales or use tax returns filed with any governmental authority which reflect in any manner sales, income or revenue generated in or from the Premises; and

(8) Such other records or accounts as Landlord may reasonably require in order to ascertain, document, or substantiate reportable Gross Revenue as defined herein.

(c) If upon inspection or examination of Tenant’s available books and records of account, Landlord determines that Tenant has failed to maintain, preserve, or retain the above-recited documents, books, and records of account in the manner detailed herein, Landlord shall give Tenant sixty (60) days to cure said deficiencies. Further, if Tenant is found to be deficient in maintaining any of the above-recited documents, books or records of account, Tenant shall reimburse Landlord for reasonable expenses incurred by Landlord in determining said deficiencies, including, but not limited to, any audit or examination fees incurred by Landlord.

If after receiving the aforesaid notice, and upon expiration of the sixty (60) day time period specified herein, Tenant fails to cure the noted deficiencies, Landlord may, at its option, either grant Tenant additional time to cure the deficiencies, hold Tenant in default of this Lease, or at Tenant’s expense, and for its benefit, retain a good and reputable independent accounting or bookkeeping firm to prepare and maintain the above-recited documents, books and records of accounts. If Landlord elects the latter option, Tenant agrees and covenants that the representative or representatives of said accounting or bookkeeping firm will have full right of entry and access to the Premises and existing financial records, and full cooperation by Tenant, for the purpose of establishing and maintaining the documents, records and books of account recited hereinabove. Any expenses incurred by Landlord in furtherance of its rights hereunder will be considered Additional Charges for the Premises due and payable by Tenant with the next due installment of Rents.

(d) In the event an examination of the records of Tenant to verify said Gross Revenue shall disclose a deficiency in excess of two percent (2%) of the Gross Revenue reported for any Lease Year where Percentage Rent is due Landlord, Tenant agrees to pay to Landlord the reasonable costs and expenses of such audit, and regardless of the amount of the deficiency, any additional Percentage Rent found due and owing as a result of said audit shall be immediately paid by Tenant to Landlord upon demand. If an examination by Landlord or its representative discloses that Tenant has over-reported Gross Revenue and that, as a result of said over-reporting, Tenant has overpaid Percentage Rent, Landlord shall give Tenant credit against the next due installment of Rents due and owing by Tenant for the overpaid Percentage Rent (or, if at the end of the Term, Landlord shall pay such amount to Tenant within thirty (30) days after Tenant has delivered its certified statement of Gross Revenue to Landlord).

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ARTICLE XII ADDITIONAL CHARGES

Section 12.1 - Status of Charges. As part of the Rents provided for by this Lease, Tenant agrees to pay to Landlord, as hereinafter provided, the “Additional Charges” as described in this Article and Article XIII for the purposes as hereinafter set forth. Such Additional Charges shall be subject to all provisions of this Lease and shall be deemed included as part of Rents due and owing hereunder.

Section 12.2 - Common Area Maintenance Costs.

(a) “CAM Costs” means the total of all expenditures relating to operating, managing, equipping, policing, protecting, lighting, repairing, cleaning, replacing and maintaining the Common Areas in the same or improved condition as when originally installed, including any rental and lease payments paid for machinery and equipment used in the maintenance of the Common Areas and the personnel costs to implement those services. (However, if the machinery and equipment is purchased, depreciation as well as interest at the Interest Rate, shall be a Common Area Maintenance Cost. The interest shall be deemed to be additional rental as of December 31st on the undepreciated balance of all personal property and equipment used in the maintenance of the Common Areas). The costs and expenses shall include but not be limited to: inspection of equipment; a supervised fire sprinkler alarm service; license, permit and inspection fees; rental of space outside the Shopping Center, if needed, for the storage or maintenance of equipment, supplies and other items; rental of motor vehicles for use in the Shopping Center; fees and expenses for consultants retained by Landlord for the purposes of energy conservation, insurance and the allocation of various costs and expenses among tenants of the Shopping Center; the cost of compliance with statutes, laws, codes, rules and regulations, even if applicable after the Commencement Date; assessments and charges for maintaining parking spaces for employees, customers and other parties; parking deck costs; mass transit taxes, fee and charges; business and rent taxes, fees and charges; music; entertainment costs; maintenance of the roof; removal of snow, ice, rubbish, dirt and debris; garbage collection service; planting, replanting and replacing flowers and landscaping; costs and expenses of utilities including, but not limited to, maintaining lighting facilities and storm drainage and detention systems (whether on or off the Shopping Center); sewage treatment plant; domestic water wells, pumps, and similar facilities and equipment; heating and cooling the enclosed portion of the Shopping Center; all costs, expenses and charges incurred by Landlord in connection with any change of any company providing utility service (including, without limitation, maintenance, repair, installation and service costs associated with any change); reserves for future maintenance and repair work (if established); certified audit cost; pest extermination; the alarm service charge if a supervised fire sprinkler alarm system is installed; premiums for liability, property, damage, fire and rental interruption insurance (if carried by Landlord); the cost of the Shopping Center manager and the personnel reasonably required (including applicable benefits, payroll taxes, workman’s compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the Common Areas and the directing of traffic and parking of automobiles on the parking; area; and of the personnel costs attributed to the Common Areas; losses borne by Landlord as a result of deductibles carried by Landlord under an insurance policy or self insurance by Landlord; costs of adjusting an insured casualty; wages; unemployment, social security and personal property taxes; fees for licenses and permits; all expenditures made for the use or benefit of the Common Areas. Landlord agrees that it will make no changes to the Common Areas which materially and adversely obstruct visibility of or access to the Premises through Tenant’s existing storefront entrance. This shall not however prohibit or otherwise restrict the placement by Landlord of mall plantings, kiosks, mall seating, mall directories, and mall amenities in the Common Areas including in front of the Premises. Moreover, this shall not prohibit repairs, remodeling, renovation, or other construction.

Effective upon the Rent Commencement Date, Tenant shall pay, without deduction or set-off of any kind, CAM Costs, which for the Calendar Year stated in Section 1.0(n) shall be the amount specified in Section 1.0(n). Tenant’s CAM Costs shall increase on January 1, 2025, and on the 1st day of each subsequent Calendar Year by 3.00%. As Tenant’s obligation to pay the CAM Costs is predetermined and not subject to adjustment except as expressly provided herein, Tenant shall have no express or implied right to examine, inspect or audit Landlord’s records pertaining to the CAM Costs. In addition, Landlord shall have the right hereunder, in its sole and absolute discretion, to allocate all or a portion of any of Tenant’s payments under this Lease including, but without limitation, Fixed Minimum Rent and CAM Costs.

The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

Section 12.3 - Real Estate Taxes.

(a) (i) The term “real estate taxes” shall mean all taxes, assessments, charges, levies, fees and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for off-site public improvements for the benefit of the Shopping Center, which shall be laid, assessed, levied, or imposed upon the Shopping Center or any part thereof and which are payable at any time during the term hereof, and all gross receipts taxes, rent taxes, business taxes and occupancy taxes, and shall include all of Landlord’s reasonable administrative costs and any and all costs, including reasonable attorney fees, incurred by Landlord in contesting or negotiating the taxes with any governmental authority, excepting only franchise, estate, inheritance, succession, capital levy, transfer, net income and excess profits taxes imposed upon Landlord.

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(ii) The Rents to be paid under this Lease shall be paid to Landlord absolutely and without deduction for taxes of any nature whatsoever. Landlord and Tenant recognize and acknowledge that there may be changes in the current real property tax system and that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with the ownership, leasing, occupancy or operation of the Shopping Center or the Premises. All such new or increased taxes, assessments, charges levies or fees which are imposed or increased as a result of or arising out of any changes in the structure of the real property tax system or any limitations on the real property taxes which can be assessed on real property including, but not limited to, any and all taxes, assessments, charges, levies and fees assessed or imposed due to the existence of this Lease (including any surcharge on the income directly derived by Landlord therefrom) or for the purpose of funding special assessment districts of the type funded by real property taxes, shall also be included within the meaning of “real estate taxes”. With respect to any general or special assessment which may be levied against or upon the Premises or the Shopping Center and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in periodic installments, there shall be included within the meaning of “real estate taxes” with respect to any tax fiscal year only the amount currently payable on such bond for such tax fiscal year, or the periodic installment for such tax fiscal year.

(iii) Tenant shall be responsible for payment of any type of tax, excise or assessment, (regardless of label or whether in the form of a rental tax, gross receipts tax, sales tax, business or occupation tax, use assessments, privilege tax, franchise tax, or otherwise, except any tax, excise or assessment which in substance is a net income or franchise tax that is based solely on Landlord’s net income), which is levied, assessed or imposed at any time by any governmental authority upon or against the Premises, the use or occupancy of the Premises, the Rents payable by Tenant to Landlord, or otherwise with respect to the Landlord-Tenant relationship hereunder. Tenant shall pay the full amount of such tax, excise or assessment directly to the appropriate governmental authority, unless the applicable law expressly imposes solely on Landlord the duty to pay or collect such tax, excise or assessment, in which case Tenant shall pay the full amount of such tax, excise or assessment as part of the Rents due and payable under this Lease to Landlord within thirty (30) days following receipt of Landlord’s billing therefor. Notwithstanding that the applicable law may impose on Landlord the duty to pay or collect such tax, excise or assessment, it is understood and agreed that Tenant shall nevertheless be obligated to pay such tax, excise or assessment and Landlord shall be indemnified against and saved harmless from the same by Tenant. If (i) Tenant fails to timely pay such tax, excise or assessment and Landlord pays the same, or (ii) Landlord elects in its sole discretion to pay the same in advance, Tenant shall promptly reimburse Landlord for the amount thereof as part of the Rents due and payable under this Lease. The provisions of this paragraph shall also apply to any such tax, excise or assessment which may at any time replace or supplement any tax, excise or assessment described herein.

(b) The Premises, its leasehold improvements and the underlying realty may not be separately assessed for tax purposes but instead will be assessed as part of a larger parcel or parcels of land and improvements comprising the Shopping Center. Accordingly, Tenant agrees to pay as its share of said real estate taxes the portion of said real estate taxes set forth in Section 1.0(o). Tenant’s share of real estate taxes shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the Term, in an amount equal to one-twelfth (1/12) of Tenant’s share of said real estate taxes as estimated by Landlord for the tax year. The amount due for any partial fiscal year shall be prorated accordingly.

(c) Within ninety (90) days after Landlord’s payment of the final installment of real estate taxes for each tax year, Landlord shall furnish Tenant with a written statement in reasonable detail showing the actual amount of the real estate taxes applicable to the Shopping Center and of Tenant’s share thereof (“Actual Taxes”). If Tenant’s share of the Actual Taxes exceed the aggregate of Tenant’s monthly payments, Tenant shall pay to Landlord any deficiency due Landlord within fifteen (15) days after receipt of said statement by Tenant. If Tenant’s aggregate monthly payments exceed Tenant’s share of the Actual Taxes, any surplus paid by Tenant shall be credited against the next ensuing monthly installment of Rent until such surplus is exhausted, unless such surplus has occurred during Tenant’s last year prior to expiration of the Lease in which event Landlord shall refund such excess to Tenant within thirty (30) days after determination of such surplus has been made. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder. The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

Section 12.4 - Security Deposit. Concurrently with its execution and submission of this Lease, Tenant shall deposit with Landlord and thereafter during the Term of this Lease shall maintain on deposit with Landlord, without interest, the sum set forth in Section 1.0(t) as security deposit for the full, prompt and faithful performance by Tenant of all of its obligations hereunder.

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It is also agreed between the parties herein as follows:

(a) That such deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so the same will be restored to its original amount;

(b) That should the Premises be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord’s successor or transferee, and if the security deposit is turned over to such successor or transferee, Tenant agrees to look solely to such successor or transferee for such application or return;

(c) That Landlord or its successors shall not be obligated to hold the security deposit as a separate funds, but may commingle it with other funds; and

(d) That if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term of this Lease.

Section 12.5 – Marketing and Promotional Service Charge. ~~Landlord shall establish, or cause to be established, a Marketing Advertising and Promotional Service (“Service”) to furnish and maintain professional advertising and sales promotions which is intended to benefit sales in the Shopping Center. The Service may be provided in whole or in part by a 3rd party provider or by Landlord or by an affiliate, subsidiary or other related company of Landlord. Tenant agrees to pay for the Service, without deduction or set-off of any kind, the amount specified in the Section 1.0(l), payable in equal monthly installments on the same day Fixed Minimum Rent is due under this Lease. Monies received under this Section 12.5 shall be used for the advertising and promotion of the Shopping Center. Tenant’s payment for Calendar Year 20** shall be the annual amount listed in Section 1.0 (l), prorated for Calendar Year 20** from the Rent Commencement Date. Tenant’s payment shall increase during each subsequent Calendar Year to an amount equal to the product obtained by multiplying Tenant’s annualized payment due for the previous Calendar Year by 105%.~~

Section 12.6 - INTENTIONALLY DELETED

ARTICLE XIII PREMISES UTILITY SERVICES

Section 13.0 - Status of Charges. As part of the Rents provided for by this Lease Tenant agrees to pay to Landlord, as hereinafter provided, the utility service charges which shall be deemed to be included as part of the Additional Charges described in Article XII.

Section 13.1 - Utilities. Landlord will provide at a point available to the Premises the facilities necessary to enable Tenant to obtain for the Premises sanitary sewer, domestic water, natural gas, chilled water, telephone and electricity service, such facilities being more specifically described in Exhibit “C”. Tenant shall be solely responsible for payment or reimbursement to Landlord of all utilities and services provided to the Premises, including, without limitation, gas, heat, water, electricity, other power, air conditioning, telephone service, flora maintenance and preservation, oven and stove exhaust cleaning and air filter replacement services, premises cleaning service, interior window washing services, garbage disposal, pest control and sewerage services; provided, however, that Landlord shall not charge Tenant more than what Tenant would pay if it obtained the services directly from service providers offering comparable quality and equipment in the geographic marketplace where the Shopping Center is located (Landlord may include a service charge of up to Twenty-Five Dollars ($25) per month in the cost of utilities billed directly by Landlord). If Landlord or its designee provides Tenant with the utilities used in the Premises, Tenant shall purchase such utilities from Landlord or its designee and may not purchase such utilities from any other source. Landlord agrees, however, that the charge to Tenant for utilities furnished by Landlord shall not exceed that which Tenant would be required to pay for if Tenant purchased such utilities, with a comparable level and quality of service and equipment, directly from the local public utility company; provided however, Tenant shall also be responsible for and pay all connection or service fees in connection with the provision to the Premises of such utilities and services. All costs of providing meters or submeters shall be paid by Tenant. If applicable, Tenant shall pay all utility charges directly to the billing utility company by no later than the due date specified in any bill. Landlord may provide heating, chilled water and chilled air from a central plant to the Premises, in which case Tenant shall pay to Landlord (or the operator of the central plant, if applicable) Tenant’s share of the cost of such services as reasonably determined by Landlord. Such share shall be paid to Landlord (or plant operator) by the first day of each and every month as an Additional Charge.

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Section 13.2 - Premises Heating, Ventilating and Air-conditioning System. Tenant is to provide its own equipment and facilities for heating, ventilating and air-conditioning the Premises (“Premises HVAC System”) described in Exhibit “C”, and shall operate and maintain the same during the Term of this Lease and such equipment shall belong to Landlord at the expiration or earlier termination of this Lease.

Section 13.3 - Discontinuance of Service. Landlord reserves the right with thirty (30) days prior written notice to Tenant to cut off and discontinue water, electricity, air conditioning, heating, ventilating, and any or all other service without liability to Tenant, whenever and during any period in which bills for the same remain unpaid by Tenant. Any such action by Landlord shall not be construed by Tenant or any other party interpreting this Lease as an eviction or disturbance of possession of Tenant or an election by Landlord to terminate this Lease on account of such nonpayment. If such service is discontinued or disconnected by Landlord pursuant to this Section 13.3, any reconnection of such service shall be at Tenant’s sole cost and expense.

Section 13.4 - Interruption of Service. Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said utility services or obligations hereunder is interrupted or terminated because of necessary repairs, installations, construction and expansion, non-payment of utility charges due from Tenant, or by reason of any Requirement, or any other cause beyond Landlord’s reasonable control. No such interruption or termination of utility service shall relieve Tenant from any of its obligations under this Lease.

ARTICLE XIV SIGNS

Section 14.1 - Tenant’s Obligation. Tenant shall only erect such signs that have been approved by Landlord in accordance with Exhibit “C” and all Requirements, and said signs shall be maintained in good condition by Tenant. Tenant shall obtain all permits and licenses for its sign(s). Tenant shall not exhibit or affix any other type of sign, decal, advertisement, notice or other writing, awning, antenna or other projection to the roof or the outside walls or windows of the Premises or the building of which the Premises are a part, without Landlord’s approval. No movable displays or sales fixtures will be allowed except, subject to Section 14.2, behind the display windows or store closure.

Section 14.2 - Interior Signs and Advertising. Tenant further agrees that no advertising material of any kind except temporary price tags related to merchandise on display shall be placed within four (4) feet of any customer door or lease line of the Premises or on the surface of any display window or customer door. All window display advertising material and signs shall be in keeping in character and standards with the improvements within the Shopping Center as reasonably determined by Landlord, and Landlord reserves the right to require Tenant to correct any nonconformity. Any such display and signs shall only be related to merchandising of goods from the Premises.

ARTICLE XV REPAIRS AND ALTERATIONS

Section 15.1 - Repairs by Landlord.

(a) Landlord shall keep the Common Areas of the Shopping Center and other Common Areas, in good and tenantable condition and repair during the Term of this Lease, subject to Section 12.2 and Section 13.4, provided, however, if the need for such repair is attributable to or results from the negligence or misconduct of Tenant, its agents, employees or contractors and is not covered by Section 17.4, then in such case Tenant does hereby agree to and shall reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repairs.

(b) For purposes of this Article XV, the structural portions of the Premises shall be deemed to include the store front or store fronts, plate glass, window cases or window frames, doors or door frames of the Premises.

(c) Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of Landlord unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence said repairs within a reasonable period of time following receipt of Tenant’s written notification, and has not diligently pursued said repairs to completion.

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Section 15.2 - Repairs by Tenant.

(a) It shall be Tenant’s sole responsibility, at its own expense, to keep and maintain its storefront and the Premises in good condition and repair. All repairs to the Premises or any installation, equipment or facilities therein or thereabout, other than those repairs required to be made by Landlord pursuant to Section 15.1, shall be made by Tenant. Said repairs shall include but not be limited to all necessary painting and decorating, the maintenance, repair and replacement of the electrical, plumbing and sewer systems, under the floor and elsewhere, which exclusively serve the Premises, storefronts, window and other glass, entrance and service doors and window frames, and any other mechanical or operational installations exclusively serving the Premises. All such repairs and replacements shall be in quality and class equal to the original work or item and shall be subject to Landlord’s prior reasonable approval, which approval Landlord shall not unreasonably withhold or delay.

(b) Tenant shall replace, at the expense of Tenant, any and all plate and other glass of the Premises damaged or broken from any cause whatsoever.

Section 15.3 - Alterations and Remodeling.

(a) Tenant, at its own expense, shall have the right, during the Term of this Lease, to make such interior alterations, changes and improvements to the Premises as Tenant may deem necessary for its use and business, provided, however, that any remodeling of the interior in excess of Ten Thousand Dollars ($10,000.00) per occurrence, any changes in the architectural theme of the Premises, any material or structural alterations to the Premises, and any changes in the electrical, plumbing, heating, ventilating and air conditioning, and other mechanical systems of the Premises shall not be made without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold or delay. In addition, prior to the commencement of such work, Tenant, if required by Landlord, shall secure, at Tenant’s expense, performance, labor and materials bonds satisfactory to Landlord for the full cost of such work. Landlord’s approval of Tenant’s alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any Requirements. All such alterations, changes and improvements, except Tenant Personal Property, shall become the property of Landlord upon installation and shall remain upon and be surrendered with the Premises upon expiration or earlier termination of this Lease. If any alteration impacts the structure or mechanical systems of the Premises or the Resort and/or Shopping Center, or if Tenant otherwise has the same prepared, Tenant shall deliver “as-built” plans to Landlord upon completion.

(b) Tenant further agrees not to make any alterations, additions or changes to any storefront or exterior sign, the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same if one is initially constructed unless and until the prior written consent of Landlord shall first have been obtained. In no event shall Tenant make or cause to be made any penetration through the roof or the floor slab of the Premises without the prior written consent of Landlord.

Section 15.4 - Renovation. If Landlord Shopping Center develops after five (5) years from the date of this Lease, a comprehensive renovation plan for the Shopping Center which may include structural changes to conform to revised design criteria or to new additions to the Shopping Center, Tenant agrees, at its sole cost, to redesign and reconstruct its store front and signs to conform to Landlord’s revised design criteria in accordance with plans and specifications approved by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Landlord shall provide Tenant with revised design criteria and Tenant shall commence its renovation within ninety (90) days of receipt of said criteria and shall thereafter diligently pursue its completion.

Section 15.5 - Refurbishment. Without limiting Section 15.2 or Section 15.3, Tenant agrees that it will refurbish the Premises as necessary to keep the Premises in first-class condition during the Term of this Lease ~~at least by the fifth (5th) Lease Year and at least once during each renewal term, if any, according to plans which are approved by Landlord in writing in advance~~.

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ARTICLE XVI LIENS

Section 16.1 - Indemnification by Tenant. Tenant shall use reasonable efforts to prevent any liens from being filed against the Premises or the Shopping Center or Resort as a result of work performed by, at the request or on behalf of Tenant. Tenant shall indemnify and save harmless Landlord against all loss, liability, costs, attorney’s fees, damages or interest charges as a result of any mechanic’s lien or any other lien caused to be filed against the Premises, the Resort or Tenant’s leasehold estate therein as a result of acts or omissions of Tenant or its agents, contractors and employees, and Tenant shall, within thirty (30) days of the filing of any such lien and written notice given to Tenant, remove, pay or cancel said lien or secure the payment of any such lien or liens by bond or other security reasonably acceptable to Landlord.

Section 16.2 - Tenant’s Right of Contest. Tenant shall have the right at all times and at its own expense to contest and defend on behalf of Tenant or Landlord any action involving the collection, validity or removal of such lien or liens, upon giving to Landlord security reasonably acceptable to Landlord for payment of such lien.

ARTICLE XVII INDEMNITY AND INSURANCE

Section 17.1 - Mutual Indemnification.

(a) Subject to Section 17.4, Tenant shall defend, indemnify and save Landlord harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of all acts, failures, omissions or negligence of Tenant, its agents, employees or contractors which occur in the Premises, Common Areas or other parts of the Shopping Center, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any act, omission or neglect of Landlord, its respective agents, contractors, employees or persons claiming through it.

(b) Subject to Section 17.4, Landlord shall defend, indemnify and save Tenant harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage, arising from or out of all acts, failures, omissions or negligence of Landlord, its agents, employees or contractors arising out of or connected with the Landlord’s management or control of the Common Areas or Landlord’s operations or activities in the Common Areas, except any matter arising out of or in connection with Hazardous Materials (Section 27.25).

Section 17.2 - Tenant’s Insurance. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, naming as insureds Tenant, Landlord, Landlord’s lenders and other parties with an insurable interest as designated by Landlord, in the amount specified and in the form hereinafter provided for with insurance companies authorized to do business in the state in which the Premises is located and rated A-/VIII or better in the most current edition of Best’s Insurance Report. All policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry:

(a)	Workers’ Compensation Insurance in statutory amounts;

(b)	Employer’s Liability Insurance in the amount of $1,000,000 per person for each accident, or disease;

(c) Commercial General Liability Insurance including products and completed operations coverages of not less than $1,000,000 per occurrence, with a $2,000,000 per location aggregate. The fire legal liability limit shall be not less than $1,000,000. This policy shall contain a Contractual Liability Endorsement. This policy shall also include an Additional Insured Endorsement containing the names of the Additional Insureds identified below. The policy must have a Waiver of Subrogation endorsement in favor of all Additional Insureds. Any deductible/self- insured retention in excess of $5,000 per occurrence requires Landlord’s written consent.

(d) Commercial Property Insurance including special form perils endorsement insuring Tenant’s property, including plate glass, in the Shopping Center for the full replacement value, without deduction for depreciation. This policy shall have an Agreed Value Endorsement. This insurance must include all of Tenant’s Work, improvements and betterments, Tenant’s inventory, merchandise, signs, goods, trade fixtures, furnishings, equipment, furniture, wall coverings, floor coverings, and other personal property). Tenant shall insure for loss from flood, including coverage for water damage from all causes including but not limited to sprinkler damage, sewer discharge or backup, water line breakage, and overflow from other Tenant’s spaces or from the Common Areas. Where available, Tenant shall insure for earthquake. Landlord shall be named as a loss payee with respect to the coverage for Tenant’s betterments and improvements. The policy must have a Waiver of Subrogation endorsement in favor of all Additional Insureds. The deductible/self-insured retention shall not exceed $5,000 per occurrence without Landlord’s written consent.

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(e) Loss of Business Income Insurance, including Extra Expense and Contingent Business income coverage. The insurance limits for this insurance shall be based upon a minimum of 12 months business income with a 60-day extended period of indemnity endorsement.

(f) Boiler and Machinery insurance, including mechanical breakdown, covering rooftop HVAC units or any separate heating units or boilers which serve only the Premises. Such coverage shall be for the full replacement value of the units without deduction for depreciation.

(g) If in Landlord’s reasonable judgment there is a need for additional or different types of insurance, Tenant shall obtain upon Landlord’s request the insurance at Tenant’s sole expense.

(h) Automobile liability coverage, including owned, non-owned and hired automobiles, with limits of not less than $1,000,000 combined single limit for bodily injury and property damage.

(i) Environmental Impairment Liability Insurance. Subject to the limitations imposed by Section 18.14, if Tenant uses, stores, handles, processes or disposes of “Hazardous Materials” (as hereinafter defined) in the ordinary course of its business at the Premises, then Tenant shall maintain in full force and effect throughout the Term of this Lease, Environmental Impairment Liability Insurance with limits in amounts reasonably determined by Landlord, providing coverage for bodily injury, property damage or injury or damage of actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of Hazardous Materials, including any loss, cost or expense incurred as a result of any cleanup of Hazardous Materials or in the investigation, settlement or defense of any claim, suit, or proceedings against Landlord or its management company arising from Tenant’s use, storage, handling, processing or disposal of Hazardous Materials.

(j) Liquor Liability Insurance. If Tenant distributes, sells, serves or furnishes alcoholic beverages in the ordinary course of its business at the Premises, then Tenant shall maintain and keep in full force and effect throughout the Term of this Lease, Liquor Liability Insurance in an amount not less than $3,000,000 written on a combined single limit per occurrence basis.

(k) The proceeds of Tenant’s policy(s) to the extent of the cost of any damage or loss to the Premises, shall be used for the repair and replacement of the property damaged or destroyed. If, within thirty (30) days of the later of (i) the availability of insurance proceeds, or (ii) Landlord’s completion of the work required to be performed by Landlord under Section 22.1, other than details of construction which do not materially interfere with the performance of the work to be performed by Tenant under Section 22.1, Tenant fails to commence and diligently proceed to reconstruct or repair its portion of the damaged or destroyed Premises to its former condition prior to said casualty, then Landlord shall have the right to make all necessary repairs and if the insurance proceeds described above are not sufficient to cover the repairs, Tenant shall be liable for all additional costs in excess of such available insurance proceeds, subject to Section 17.4. However, it is expressly understood and agreed that Landlord shall be under no obligation to insure, reinstall, repair or replace any such alterations, additions, improvements or betterments. This paragraph is only applicable if this Lease is not terminated pursuant to Article XXII hereof.

(l) Blanket Policies. Tenant may maintain any of its required insurance coverages under blanket policies of insurance covering said Premises and any other premises of Tenant, or companies affiliated with Tenant, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

(m) Policy(s) and/or Certificates of Insurance. The above mentioned policy(s) or certificate(s) of insurance are to be provided by Tenant to Landlord prior to Landlord’s delivery of the Premises to Tenant and at least annually thereafter or as requested by Landlord. The coverage evidenced by the policy(s) or certificate(s) of insurance will be for a period of not less than one (1) year, and will provide that Landlord be given written notice thirty (30) days prior to the expiration, material alteration, cancellation, non-renewal or replacement of the existing policy(s), with the further understanding that should Tenant fail to furnish said notice or policies as is provided in this Lease, and at the times herein provided, Landlord may obtain such insurance and the premiums on such insurance shall be deemed to be an Additional Charge to be paid by Tenant to Landlord upon demand.

(n) Notice of Loss. Tenant shall notify Landlord forthwith in the event of any damage to persons or property occurring on the Premises from fire, any other casualty, or serious injury.

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Section 17.3 - Landlord’s Insurance. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease, Landlord will carry and maintain, with regard to the Shopping Center, the following types of insurance, in the amounts specified and in the form hereinafter provided;

(a) Workers’ Compensation Insurance in statutory amounts;

(b) Employer’s Liability Insurance in the amount of $1,000,000 per person for each accident, or disease;

(c) Commercial General Liability Insurance on the Common Areas providing coverage of not less than $1,000,000 per occurrence, with a $2,000,000 aggregate.

(d) Commercial Property Insurance including special form perils endorsement insuring Landlord’s property in the Shopping Center for the full replacement value. This insurance will exclude Tenant’s work and Tenant’s merchandise, signs, goods, trade fixtures, furnishings, equipment, furniture and other personal property).

(e) Landlord will have the right to carry or cause to be carried additional types of insurance in whatever limits Landlord chooses, including coverage under blanket insurance policies which may be allocated by Landlord among the properties owned or managed by Landlord which in Landlord’s opinion Landlord deems appropriate.

All insurance maintained by Landlord pursuant to this Section 17.3 shall be a part of the CAM Costs.

Section 17.4 - Waiver of Subrogation. Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Landlord nor Tenant shall be liable to the other party or to any insurance company insuring the other party by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire and extended coverage or all risk insurance, to the extent such loss or damage is covered by insurance (or where insurance was required by this Lease) to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of such party, its agents or employees.

Section 17.5 - Landlord Not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss or damage to their person or property resulting from the acts or omissions of persons occupying space adjoining or adjacent to the Premises or connected to the Premises or any other part of the Shopping Center or Resort caused by but not limited to events such as breaking or falling of electrical cables and wires, the breaking, bursting, stoppage or leaking of water, gas, sewer or steam pipes.

Section 17.6 – Additional Insureds. The Additional Insureds who shall be named on Tenant’s policies shall include the Landlord, (and if Landlord elects, its parent, subsidiaries, and affiliates), any owner or occupant in or adjoining the Shopping Center (including anchor tenants), any joint venturer or partner of Landlord, and any mortgagee or beneficiary of any part of the Shopping Center.

ARTICLE XVIII GENERAL RULES AND REGULATIONS

Section 18.1 - Uniformity. Landlord reserves the right, at any time and from time to time for the general welfare of the Shopping Center, the avoidance of nuisance and the maintenance of a good reputation, safety, order and cleanliness in the Premises and at the Shopping Center, to impose reasonable rules and regulations of generally uniform application governing the conduct of tenants and the use of the Common Areas. Upon receipt of notice thereof, Tenant agrees to comply with such rules and regulations imposed by Landlord as if they had existed and been attached hereto at the time of execution of this Lease.

Section 18.2 - Rubbish. Tenant agrees to maintain the Premises, at its expense, free and clear of all rubbish, garbage or trash and same shall be kept in the containers permitted and/or required by Landlord. Tenant, at its own expense, shall dispose of all said rubbish as reasonably directed by Landlord. If Tenant requires the services of a trash compactor, it will, unless otherwise agreed to by Landlord, arrange for and coordinate said services through Landlord. If Tenant is required to use a designated trash compactor service based on the nature of its business (by way of example food tenants), such service may be provided by or on behalf of Landlord. If the service is provided in connection with the trash service utilized by the Resort Owner, then the charge from Landlord to Tenant shall be based on what the Resort Owner charges Landlord for the use of such service. Landlord shall bill Tenant monthly for the use of the service. If the Tenant is required to use a designated third party trash compactor service, and same is not provided by the Resort owner, then Landlord agrees that the charge for such service shall be competitive with the prevailing market rate for such services utilizing comparable equipment and providing similar quality levels of service.

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Section 18.3 - Lighting. Tenant agrees to keep the windows of the Premises properly displayed and the Premises signs and external lights, where specifically permitted, properly illuminated during the hours as reasonably established by the rules and regulations of Landlord for the Shopping Center.

Section 18.4 - Merchandise Display, Loading and Unloading. Tenant agrees not to display merchandise outside the Premises, and to load, unload or deliver goods and merchandise only at such times and in such areas and through such entrances as shall be reasonably designated by Landlord.

Section 18.5 - Obstruction of Passageways. Tenant agrees not to obstruct the passageways, driveways, approach- ways, walks, roadways, exits and entries in, to, from and through the Common Areas and all other parts of the Shopping Center used in common with other tenants.

Section 18.6 - Employee Parking. Tenant and its employees shall park their cars only in such areas designated for the purpose by Landlord. Tenant shall furnish Landlord with state automobile license numbers assigned to cars used by Tenant’s employees within ten (10) days after written request by Landlord and shall thereafter notify Landlord of any changes within ten (10) days after such changes occur. If Tenant or its employees shall fail to park their cars in the designated parking areas, then, without limiting any other remedy which Landlord may pursue in the event of Tenant’s default, Landlord shall have the right (a) after giving notice to Tenant, to charge Tenant, as an Additional Charge, the minimum amount of Thirty Dollars ($30.00) per day per car parked in violation of the provisions of this Section 18.6, or (b) without notice, to remove or tow away the car involved and charge the cost to Tenant, which cost shall be immediately payable as an Additional Charge upon demand by Landlord, and/or (c) without notice, to place a boot on the wheels of the car. Tenant shall notify its employees in writing of the provisions of this Section 18.6. Landlord may, in its sole discretion, arrange for off-site parking and a shuttle service to the Resort. The cost for such service shall be included in the CAM Costs.

Section 18.7 - Interference With Other Tenants. Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises that will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers of any of them, or which will or would be likely to cause a nuisance to any of them or their patrons or customers by reason of unreasonable noise, odor, vibration, or otherwise, nor will Tenant commit or suffer any act which would result in the diminishment of the good will of the Shopping Center, Resort, Landlord or Tenant or in any way reflect on the Shopping Center, Resort, Landlord or Tenant in an negative manner within the business and consumer community.

Section 18.8 - Security. Tenant acknowledges that Landlord’s security department and security officers are not responsible for providing security services in the Premises and that all such responsibility is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department’s failure to respond to a request for aid or assistance by Tenant.

Section 18.9 - Employee Areas. Tenant shall not cause or permit its employees or agents to enter upon those areas of the Shopping Center and where applicable, the Resort which are designated “Employees Only”.

Section 18.10 - Tenant Conduct. Tenant acknowledges that Landlord and its affiliates have a reputation for offering high-quality entertainment and/or services to the public, and that it and its affiliates are subject to regulation and licensing, and desire to maintain their reputation and receive positive publicity. Tenant therefore agrees that throughout the Term of this Lease, it and its officers, directors, shareholders, employees and agents will not conduct themselves in a manner which is contrary to the best interests of Landlord, nor in any manner that adversely affects or is detrimental to Landlord or its affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Landlord or its affiliates.

Section 18.11 - Gaming. No slot machine, video gaming device or other gambling game shall be permitted on the Premises.

Section 18.12 - Prohibited Advertising. Landlord shall have the right to prohibit any advertising, promotion or display by Tenant which, in Landlord’s reasonable opinion, impairs or would tend to impair the reputation of Landlord or the Shopping Center or the Resort or its desirability as a location as a resort, hotel, casino, restaurant, retail or other commercial space, and upon written notice from Landlord Tenant shall immediately refrain from and discontinue such advertising. Upon written request of Landlord, Tenant shall provide Landlord a tangible specimen of advertising material relating to the Premises prior to publishing or otherwise displaying such advertisements in any manner, whether through print media, electronic media, over or through the Internet or through any other means now known or hereafter developed.

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Section 18.13 Shopping Center and Resort References. Tenant, at its sole expense, agrees to refer to the Shopping Center or the Resort only by such name as permitted by Landlord in designating the location of the Premises in all newspaper or other advertising, stationery, other printed materials and all other references to location and to include the address and identity of its business activity in the Premises in all advertisements made by Tenant in which the address and identity of any other business activity of like character conducted by Tenant within the Las Vegas metropolitan area shall be mentioned.

Section 18.14 - Prohibited Uses. Tenant shall not, without prior written consent of Landlord, sell, or suffer to be kept, used or sold in, upon or about the Premises any gasoline, petroleum distillate or other petroleum products or any other substance or material of an explosive, inflammable or radiological nature, in such quantities as may be prohibited by any such insurance policy or any Hazardous Material or any other substance that may endanger any part of the Shopping Center or its occupants, business patrons or invitees. Notwithstanding anything to the contrary in the foregoing, Tenant shall not use, store, transport, manufacture, process, treat, discharge or release any Hazardous Material from in, on or about the Premises in violation of the Environmental Laws.

Section 18.15 - Employee Drug Testing. To the extent applicable law requires Landlord and/or the Resort owner to procure such testing by Tenant or to impose a requirement of such testing upon Tenant in order for Landlord and/or Resort owner to obtain or maintain any license needed to conduct business at the Resort and/or the Shopping Center, Tenant shall require pre-employment drug testing of all employees at the Premises (other than persons employed by Tenant as of the date hereof) at Tenant’s sole cost and expense.

Section 18.16 - INTENTIONALLY DELETED

ARTICLE XIX SUBORDINATION AND ATTORNMENT BY TENANT

Section 19.1 - Subordination of Lease. This Lease and the estate of Tenant hereunder shall be subject and subordinate to any ground lease, deed of trust, mortgage lien or charge or any reciprocal easement agreement or other operating agreement which now encumber or which at any time hereafter may encumber the Premises (such ground lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an “Encumbrance”). Any Encumbrance shall be prior and paramount to this Lease and to the right of Tenant hereunder and all persons claiming through and under Tenant, or otherwise, in the Premises. Tenant’s acknowledgment and agreement of subordination provided for in this Section 19.1 shall be self-operative and no further instrument of subordination shall be required. However, Tenant, on Tenant’s behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of Landlord or the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant’s consent to any Encumbrance. Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance.

Section 19.2 - Attornment by Tenant. Tenant agrees that if the holder of any Encumbrance or any person claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or reasonably requested by Landlord or its lender to give effect or notice of such attornment and failure of Tenant to execute any such document or instrument on demand shall constitute a default by Tenant under the terms of this Lease.

Section 19.3 - Landlord as Attorney-in-Fact for Tenant. If Tenant, within ten (10) days after submission of such instrument, fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

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ARTICLE XX RIGHTS OF LANDLORD

Section 20.1 - Landlord’s Right to Repair. Landlord, or its authorized agents, after reasonable prior written notice to Tenant, may go upon and inspect the Premises or any portion of the Shopping Center and, if Tenant has failed to commence and diligently pursue to completion any repairs required to be made by Tenant hereunder within ten (10) days following receipt of written notice from Landlord, may make such repairs. Said work performed shall be chargeable to Tenant and shall be due and payable within thirty (30) days following receipt of Landlord’s billing. In the exercise by Landlord of its rights of entry to repair or inspection of the Premises or the adjacent Common Areas Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in the Premises.

Section 20.2 - Landlord’s Right to Affix Sign. Landlord has a right to install or place upon, or affix to the roof and exterior walls of the Premises equipment, non-competitive signs, displays, antennas and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building or materially interfere with the operation of Tenant’s business at the Premises.

Section 20.3 - Landlord’s Right to Make Payments on Behalf of Tenant. Landlord has a right to make payments on behalf of Tenant where Tenant defaults in its payments or obligations under the terms of this Lease and fails to make such payments or perform such obligations within five (5) days of Landlord’s notice to Tenant of such default. Said payments by Landlord shall be considered as an Additional Charge and be due and payable within thirty (30) days following receipt of Landlord’s billing.

ARTICLE XXI ASSIGNMENT AND SUBLETTING

Section 21.1 - Landlord’s Consent Required.

(a) Landlord has entered into this Lease with Tenant in order to obtain the benefit for the Shopping Center of the unique attraction of the trade name set forth in Article I and of the unique merchandising mix and product line associated with the business operated by Tenant under such trade name. In entering into this Lease, Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the business identified in Article I. Accordingly Tenant shall not mortgage, pledge, encumber, franchise, assign or in any manner transfer this Lease, voluntarily or involuntarily, by operation of law or otherwise, nor sublet all or any part of the Premises for the conduct of any business by any third person or business entity, or for any purpose other than is herein authorized without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, delayed, or conditioned provided Tenant and/or its transferee comply with the conditions of this ARTICE XXI.

(b) Any consent by Landlord to any assignment or subletting, or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.

(c) Reference anywhere else in this Lease to an assignee or subtenant shall not be considered as a consent by Landlord to such assignment or subletting nor as a waiver against the same except as specifically permitted in this Section 21.1.

Section 21.2 - Insolvency Proceedings. If an assignment of the Premises is caused by operation of law due to Tenant’s voluntary or involuntary insolvency proceedings under the Bankruptcy Reform Act of 1978 as amended, said assignment shall be subject to any and all conditions contained in Section 365 of said Act or any other section pertaining to the termination, assumption, assignment and rejection of executory contracts for leases.

Section 21.3 - Return of Premises by Tenant. Prior to or simultaneously with any request by Tenant for consent as required in this Article XXI to assign this Lease or sublet the whole or substantially the whole of the Premises, Tenant shall, by written notice to Landlord, offer the return of the Premises to Landlord herein. Landlord, within thirty (30) days of receipt of said written notice, shall have the option to accept the Premises effective upon a date designated by Landlord not less than ninety (90) days nor more than one hundred eighty (180) days after Landlord’s receipt of Tenant offer, and without any liability to Tenant under this Lease or reject said offer and permit Tenant to assign or sublet the Premises subject to the conditions of this Article XXI; provided, however, that if Landlord elects to accept the Premises, then Tenant may, by written notice to Landlord within thirty (30) days of Landlord’s notice to Tenant of such election by Landlord, rescind such offer and continue to lease the Premises on the terms and conditions set forth herein.

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Section 21.4 - Transfer of Ownership.

(a) If Tenant is a “closely-held” entity (meaning a corporation which is not listed on a national securities exchange as defined in the Securities Exchange Act of 1934, as amended, a partnership, a limited liability company, or any other type of business entity that is not a corporation), a change in the “control” of Tenant or in the “control” of any entity that directly or indirectly “controls” Tenant (“control” meaning the ownership or control of more than fifty percent (50%) of the voting or ownership interests of an entity or, if such entity is a partnership, the general partner of such entity) without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, shall constitute an attempted assignment in violation of this Lease and shall at Landlord’s election: (x) be deemed to be a default under this Lease; (y) be deemed to be an offer of return of the Premises to Landlord pursuant to Section 21.3; or (z) be deemed to be null and void and of no effect.

(b) Notwithstanding the foregoing provisions, Tenant shall have the right to assign or otherwise transfer this Lease or sublease the entire Premises (but not part of the Premises), to its parent or to a wholly owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant, provided, however, that (i) Tenant shall also remain primarily liable for all obligations under this Lease, (ii) the transferee shall, prior to the effective date of the transfer, deliver to Landlord, instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form acceptable to Landlord, (iii) Tenant shall not be in default under this Lease and (iv) Tenant’s right to make such transfer is expressly conditioned on, and shall remain in effect only as long as the transferee maintains its relationship as parent or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant’s parent.

Section 21.5 - Acceptance of Rent by Landlord. If this Lease be assigned, or if the Premises, or any part thereof, be subleased or occupied by anybody other than Tenant with or without Landlord’s consent, Landlord may collect from assignee, subtenant or occupant, any Rent or other charges payable by Tenant under this Lease and apply the amount collected to the Rents herein reserved, but such collection by Landlord shall not be deemed a waiver of the provisions of this Lease, nor an acceptance of this assignee, subtenant or occupant, as a tenant of the Premises.

Section 21.6 - No Release of Tenant’s Liability. No assignment or subletting or any other transfer by Tenant, either with or without Landlord’s consent, required or otherwise, during the Term of this Lease shall release Tenant from any liability under the terms of this Lease nor shall Tenant be relieved of the obligation of performing any of the terms, covenants and conditions of this Lease.

Section 21.7 - Legal Fees. Tenant agrees to pay Landlord $1,000.00 ~~$400 plus one month’s installment of Fixed Minimum Rent~~ to reimburse Landlord for attorneys’ fees and administrative expense for the review, processing or preparation of any document in connection with a transfer, whether or not Landlord’s consent to the transfer is required or obtained.

ARTICLE XXII DAMAGE OR DESTRUCTION

Section 22.1 - Landlord’s Obligation to Repair and Reconstruct.

(a) If the Premises shall be partially damaged by fire or other casualty but are not thereby rendered unsuitable for the purposes contemplated herein, Landlord shall cause the Premises to be repaired, subject to Section 22.1(c) and Section 22.2, and the Fixed Minimum Rent and Additional Charges shall not be abated. If by reason of such occurrence the Premises shall be rendered unsuitable for the purposes contemplated herein only in part, Landlord shall cause the Premises to be repaired, subject to Section 22.1(c) and Section 22.2, and the Fixed Minimum Rent and Additional Charges shall be abated proportionately as to the portion of the Premises rendered unsuitable for the purposes contemplated herein until the earlier to occur of ninety (90) days after Landlord’s restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

(b) If the Premises shall be rendered wholly unsuitable for the purposes contemplated herein by reason of such occurrence, Landlord shall cause the Premises to be repaired, subject to Section 22.1(c) and Section 22.2, and the Fixed Minimum Rent and Additional Charges shall be abated from the date of such occurrence until the earlier to occur of ninety (90) days after Landlord’s restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

(c) If Landlord is required or elects to repair or reconstruct the Premises under the provisions of this Article XXII, its obligation shall be limited to that work with respect to the Premises which was Landlord’s obligation to perform for Tenant at the commencement date of this Lease. Upon Landlord’s completion of the work required to be performed by Landlord under this Section 22.1, other than details of construction which do not materially interfere with the performance of the work to be performed by Tenant under this Section 22.1, Tenant, at Tenant’s expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly refixture and reconstruct the Premises and recommence business in all parts thereof. If Landlord elects or is required to restore the Premises pursuant to this ARTICLE XXII, and Landlord does not begin restoration within 180 days after the date of the casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within 90 days of Landlord’s non-compliance with said 180 day period.

(d) Tenant shall not be entitled to any compensation or damages, other than stated herein, from Landlord for the loss of the use of the whole or any part of the Premises or damage to Tenant Personal Property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

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Section 22.2 - Option to Terminate. If (1) the Premises are rendered wholly untenantable, or damaged as a result of any cause which is not covered by Landlord’s actual insurance or Landlord’s required insurance under Section 17.3(b); (2) the Premises are damaged or destroyed to the extent of twenty-five percent (25%) or more of the cost of replacement during the second-to-last Lease Year of the Term; (3) the Premises are materially damaged or destroyed in whole or in part during the last Lease Year of the Term; or (4) the Shopping Center is damaged or destroyed to the extent of ten percent (10%) or more of the cost of replacement during the second-to-last Lease Year of the Term; (5) the Shopping Center are materially damaged or destroyed in whole or in part during the last Lease Year of the Term; or (6) the Resort is damaged to the extent of ten percent (10%) or more of the cost of replacement, then in any of such events, Tenant, for occurrences contemplated in (2) or (3) herein, Landlord for any of the above occurrences (1) through (6), may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event; provided, however, that Landlord shall not terminate this Lease solely pursuant to preceding clause (6) unless Landlord also terminates the leases of all similarly affected tenants in the casino level of the Shopping Center. If such notice is given, this Lease shall terminate as of the date of such notice, and Fixed Minimum Rent and Additional Charges shall be adjusted as of the date of such termination. ~~Notwithstanding the foregoing provisions, if Landlord terminates this Lease solely pursuant to clause (2) or clause (3) in the first sentence of this Section 22.2, and if at the time Tenant receives notice of such termination any option of Tenant to extend the Term of this Lease under Section 9.5 may still be validly exercised, then Tenant may nullify Landlord’s termination notice, and require Landlord to repair the Premises in accordance with Section 22.1, by exercising such option by giving Landlord written notice of such exercise within thirty (30) days after Tenant’s receipt of Landlord’s notice of termination.~~

Tenant hereby waives any statutory rights of termination which may arise out of partial or total destruction of the Premises which Landlord is obligated to restore.

Section 22.3 - Demolition of Landlord’s Building. If the Shopping Center is so substantially damaged that it is reasonably necessary, in Landlord’s reasonable judgment, to demolish a portion of the Shopping Center, including the Premises, for the purpose of reconstruction, Landlord may demolish the Premises, in which event Tenant’s Fixed Minimum Rent and Additional Charges shall be abated from the date of the casualty until the earlier to occur of ninety (90) days after Landlord’s restoration work has been substantially completed or the date the Premises so restored has reopened for business.

ARTICLE XXIII CONDEMNATION

Section 23.1 - Effect of Taking.

(a) If the whole or any part of the Premises shall be taken for public or quasi-public use or condemnation under eminent domain, this Lease shall terminate as to the part so taken on the date possession is yielded to the condemning authority, and, at Tenant’s option upon notice to Landlord prior to or within thirty (30) days after such taking, shall terminate entirely if the part so taken exceeds ten percent (10%) of the Premises GLA.

(b) If any portion of the Shopping Center is taken and such taking substantially impairs access to or the usefulness of the Premises for the purposes hereinbefore granted to Tenant, either party may terminate this Lease by written notice prior to or within thirty (30) days after the actual physical taking.

(c) For the purposes of this Article, a voluntary sale, conveyance or deed in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

(d) If this Lease has not been terminated as above provided following any of such actual takings, then Landlord shall, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining Premises a complete architectural unit as similar to its former condition as is reasonably possible and a proportionate allowance shall be made in the Fixed Minimum Rent and Additional Charges based on the proportion of the Premises remaining as compared to the original Premises.

Section 23.2 - Compensation and Awards. All compensation awarded for any taking of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord. Tenant hereby assigns to Landlord all right, title and interest of Tenant in and to any award made for leasehold damages and/or diminution in the value of Tenant’s leasehold estate. Tenant shall have the right to claim such compensation as may be separately awarded or allocated by reason of the cost or loss to which Tenant might be put in removing Tenant’s merchandise, fixtures, leasehold improvements and equipment. Compensation as used in this Section 23.2 shall mean any award given to Landlord for such taking in excess of, and free and clear of, all prior claims of the holders of any mortgages or other security interests.

Section 23.3 - Condemnation or Breach of Lease. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord’s covenant of quiet enjoyment.

Except as otherwise expressly provided herein, Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

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ARTICLE XXIV DEFAULT

Section 24.1 - Events of Default. Each of the following shall be considered an “Event of Default” and shall give rise to and entitle Landlord to the remedies provided for in Section 24.2, as well as any and all other remedies, whether at law or in equity, provided for or otherwise available to Landlord or as otherwise provided for in this Lease:

(a) Tenant shall default in the payment of any Rents or charges, or in the payment of any other sums of money required to be paid by Tenant to Landlord under this Lease, or as reimbursement to Landlord for sums paid by Landlord on behalf of Tenant in the performance of the covenants of this Lease, and said default is not cured within ten (10) days after receipt of written notice thereof from Landlord.

(b) Tenant shall default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in Section 24.1(a) and such default is not cured within thirty (30) days after written notice thereof given by Landlord, excepting such defaults that cannot be cured completely within such thirty (30) day period providing Tenant, within said thirty (30) day period, has promptly commenced to proceed with diligence and in good faith to remedy such default.

(c) If Tenant, or any business, enterprise or undertaking beneficially owned in whole or in part, directly or indirectly by Tenant, shall be a lessee, tenant, occupant or licensee of any other premises owned, managed or operated by Landlord, or its general and limited partners, members, trustees, beneficiaries, officers, directors, shareholders, employees, agents, parents, affiliates, subsidiaries, successors and assigns (hereinafter, collectively, referred to as “Landlord Related Parties”), or any business, enterprise or undertaking beneficially owned in whole or in part, directly or indirectly by Landlord or the Landlord Related Parties under any lease, license, concession or any other agreement or arrangement, then any default with respect to any such tenancy, agreement or arrangement shall be deemed to be a default under this Lease. In such event, Landlord shall have all of the rights and remedies provided herein with respect to a default under this Lease. In addition, any default with respect to this Lease shall be deemed to be a default under any and all such other tenancies, agreements or arrangements and shall give to Landlord, Landlord Related Parties and any business, enterprise or undertaking beneficially owned in whole or in part, directly or indirectly, by Landlord or the Landlord Related Parties, as the case may be, all rights and remedies for default as provided under such other tenancies, agreements or arrangements.

(d) There is commenced any case in bankruptcy against the original named Tenant, any assignee or subtenant of the original named Tenant, any then occupant of the Premises or any guarantor of all or any of Tenant’s obligations hereunder (collectively “Key Persons”) or an order for relief is entered with respect to any Key Person or there is appointed a receiver or trustee to take possession of any of the assets of any Key Person or the Premises or any Key Person applies for or consents to such appointment, or there is a general assignment by any Key Person for the benefit of creditors, or any action is taken by or against any Key Person under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect or any property of any Key Person is taken or seized under levy of execution or attachment, or any Key Person admits in writing its inability to pay its debts as they mature.

(e) The sale of Tenant’s interest in the Premises under attachment, execution or similar legal process.

(f) Tenant should vacate or abandon the Premises or shall fail to operate its business on the days and hours required, or fails to continuously occupy and conduct Tenant’s business in the Premises.

All cure periods provided in this Lease shall run concurrently with any periods provided by law.

Section 24.2 - Remedies and Damages.

(a) If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

(i) without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall on demand restore the security deposit to its original amount;

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(ii) without waiving such Event of Default, apply thereto any overpayment of Rents to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

(iii) if the Event of Default pertains to work or other obligations (other than the payment of Rents) to be performed by Tenant, without waiving such Event of Default, enter upon the Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall on demand pay to Landlord the cost of performing such work or other obligation plus fifteen percent (15%) thereof as administrative costs; and

(iv) declare the term of this Lease ended and re-enter the Premises and take possession thereof, terminate all of the rights of Tenant in and to the Premises and accelerate all rents and other charges owing during the remaining portion of the Lease Term.

(b) Landlord shall also have the right if Tenant defaults under the Lease to reenter the Premises and remove all persons and property from the Premises. The property may be stored at Tenant’s cost. Landlord shall not be liable to Tenant for loss or damage resulting from an entry by Landlord. Tenant shall pay as additional rental, upon demand, expenses incurred or paid by Landlord because of Landlord’s entry. If two (2) or more or any combination of individuals, corporations, partnerships or other business associations (“Individuals”) sign this Lease as Tenant or guarantee this Lease as Guarantors, the liability of each individual group to pay rental and perform the obligations under this Lease shall be joint and several. The failure or refusal by Landlord to proceed against all the (or any combination of the) Individuals comprising Tenant or against Tenant or against one (1) or more of the Guarantors shall not be a release or waiver of rights which Landlord may possess against the others, nor shall the granting by Landlord of a release of or execution of a covenant not to sue any one (1) or more of the (or any combination of the) Individuals comprising the Tenant or the Guarantors be a release or waiver in whole or in part of rights which Landlord may possess against the others.

(c) Notwithstanding any termination of this Lease or termination of Tenant’s rights to possession, whether by summary proceedings or otherwise, or if Landlord elects to reenter or take possession of the Premises pursuant to legal proceedings or notice, and if Landlord does not elect to terminate this Lease, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of Rent as if this Lease had not been terminated and as if Landlord had not entered and whether the Premises are re-let or remain vacant in whole or in part, but if the Premises is re-let by Landlord, Tenant shall be entitled to a credit in the net sum of Rents received by Landlord in re-letting after deduction of all expenses incurred in re-letting the Premises, and in collecting such Rents. Landlord shall have the right to make alterations and repairs to the Premises. If Tenant has left all or any of its trade fixtures, furniture, furnishings, signs, stock or other personal property in the Premises, that shall not preclude a determination that a vacation or abandonment has occurred.

(d) If Landlord elects to re-let, rental received by Landlord from re-letting shall be applied: 1st, to the payment of indebtedness other than rental due Landlord from Tenant; 2nd, to the payment of the cost of re-letting; 3rd, to the payment of the cost of alterations and repairs to the Premises; 4th, to the payment of rental due and unpaid; and the remainder, if any, shall be applied to the payment of future rental that may become due. If the rental received from re-letting during any month which is applied to the payment of rental is less than the rental payment during that month by Tenant, Tenant shall pay the deficiency to Landlord. The deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord, as soon as ascertained, the costs and expenses incurred by Landlord to re-let or make alterations and repairs not covered by the rental received from the re-letting of the Premises.

(e) In computing damages or rental due under this Lease, the value of the Percentage Rent for any period subsequent to the termination of this Lease, or the termination of Tenant’s right of possession, shall be included and shall be an amount per year equal to one-third of the total Percentage Rent chargeable to Tenant for the last three (3) full years immediately preceding such termination, and if less than three (3) full years shall have elapsed, such value shall be an amount per year equal to the average yearly Percentage Rent theretofore payable by Tenant.

(f) Tenant expressly waives any right or defense it may have to claim a merger, and neither the commencement of an action or proceeding nor the settlement of, or entering of judgment for any action or proceeding shall bar Landlord from bringing subsequent actions or proceedings, based upon other or subsequently accruing claims, or based upon claims or events which have previously accrued and not been resolved in any prior action, proceeding or settlement. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other.

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Section 24.3 - Repeated Default.

(a) Notwithstanding anything to the contrary set forth in this Lease, if there is an Event of Default with respect to the timely payment of any Rents due Landlord from Tenant or the payment of any other money due Landlord from Tenant under the terms of this Lease, or in the timely reporting of Gross Revenue as required by Section 11.5 of this Lease and any such Event of Default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such Event of Default shall have been cured, any further similar Event of Default within said twelve (12) month period shall be deemed to be a “Repeated Event of Default.”

(b) In the event of a Repeated Event of Default, Landlord, without affording Tenant an opportunity to cure such Repeated Event of Default, may terminate this Lease forthwith by notice to Tenant given within thirty (30) days of such Repeated Event of Default.

Section 24.4 - Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

Section 24.5 - Removal of Tenant. Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and storage of any such property, whether of Tenant or any third party whomsoever. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such reentry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have specifically, with reference to this Section 24.5, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Landlord.

Section 24.6 - Default by Landlord. If Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord’s part to be kept or performed, Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord and, if Tenant has been notified of the name and notice address of such lender, Landlord’s lender of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Section 24.6 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period (or Landlord’s lender in a longer reasonable time) shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

ARTICLE XXV COMPETITION

INTENTIONALLY DELETED

ARTICLE XXVI NOTICES

Section 26.1 - Notices to Tenant and Landlord. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if delivered by a nationally recognized next day delivery courier service. If such notice or demand be served by registered or certified mail or by courier service in the manner provided, service shall be conclusively deemed given the first business day delivery is attempted or upon receipt, whichever is sooner. Notices shall be addressed in accordance with Section 1.0(s). Either party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party or delivery is refused.

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Section 26.2 - Notices to Mortgagee. Tenant shall give Landlord’s mortgagee (“Mortgagee”) written notice of any alleged default which could give rise to Tenant’s termination of this Lease or expenditure of money on behalf of Landlord provided Landlord has given Tenant a notice advising Tenant of the name and address of such Mortgagee. Such Mortgagee shall also be given an appropriate time to cure such default including the opportunity to obtain possession of Landlord’s interest, if necessary, to cure the default.

ARTICLE XXVII MISCELLANEOUS

Section 27.1 - Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rents herein stipulated shall be deemed to be other than on account of the earliest stipulated Rents, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rents be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rents or pursue any other remedy provided for in this Lease or available at law or in equity.

Section 27.2 - Complete Agreement. The parties hereto acknowledge that all of the terms and covenants contained herein were reviewed by both parties and/or their counsel hereto and all negotiations, consideration, representations, inducements and understandings between the parties are incorporated herein, and may be modified or altered only by agreement, in writing, between the parties. This Lease contains the entire agreement between the parties hereto, and no agent, representative, employee or officer of Landlord has or had authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No present or past dealings or custom between the parties shall be permitted to contradict or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Unless otherwise expressly set forth in writing herein, Tenant acknowledges that there are no agreements, promises, representations, warranties or covenants by Landlord or its agents or employees as to the following types of matters, including, without limitation: (i) exclusive rights to sell goods and/or services; (ii) limitations on or restrictions against competing businesses in the Resort; (iii) the future opening of other stores or businesses; (iv) expected per square foot or total sales from the Premises; (v) type or quality of existing or prospective tenants located or to be located in the Resort; (vi) work to be performed by Landlord in improving Tenant’s Premises; (vii) contribution by Landlord towards Tenant’s leasehold improvement costs; (viii) that the annual amount of Tenant’s share of CAM Costs, or real estate taxes, or Marketing Charges will not exceed a certain amount per square foot of Premises GLA during the Term hereof; or (ix) promotion and/or advertising of Tenant’s business and/or products or services.

Section 27.3 - Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Any legal suit, action or proceeding against Landlord or Tenant arising out of or relating to this Lease shall be instituted in any federal or state court in Clark County, Nevada, and each party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each party hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

Section 27.4 - Compliance with Governmental Authorities. Tenant, at its own expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which hereafter may be in force (“Requirements”), which shall impose any duty upon Landlord or Tenant with respect to the improvement, use, occupation or alteration of the Premises by Tenant, including, but not limited to, Requirements of the Americans with Disabilities Act which may be applicable thereto. Tenant agrees to indemnify and save Landlord harmless from and against any penalty, damage or charge imposed for any violation by Tenant, its assignees, subtenants, licensees, agents and employees of any said Requirements.

Section 27.5 - Brokerage. Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with this Lease, ~~except __________, whose commission shall be paid by Tenant. Subject to the foregoing~~, Tenant and Landlord covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent alleging to have dealt with the indemnifying party with respect to this Lease or the negotiation hereof (including, without limitation, the cost of legal fees in connection therewith). Tenant and Landlord each represent and warrant to the other that there are no additional fees, now or in the future, payable to any persons, including brokers or representatives for this transaction. All fees and charges will be disclosed and set forth in this Lease. If the Tenant chooses to obtain the services of a broker or agent it will do so at its own expense. Tenant will not be obligated to pay any fees to a broker or representative of Landlord and Landlord will not be obligated to pay any fees to any broker or representative of Tenant.

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Section 27.6 - Effective Date of Lease. Submission of this Lease by Landlord for examination or execution by Tenant does not constitute a reservation of nor option for Lease, and this instrument shall not become effective as a lease or otherwise, or become effective and binding upon the parties in establishing the relationship of Landlord and Tenant, until execution by and delivery to both Landlord and Tenant.

Section 27.7 - Estoppel Certificates. Tenant agrees at any time, upon not less than thirty (30) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Rents have been paid in pursuant to this Lease and such other certification concerning this Lease as may be reasonably required by Landlord or Landlord’s mortgagee. Tenant further agrees that such statement may be relied upon by any mortgagee or prospective purchaser of the fee or assignee of any mortgage on the fee of the Premises.

Section 27.8 - Force Majeure. Landlord and/or Tenant shall be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligation to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by cause or causes beyond Landlord’s or Tenant’s control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God. Notwithstanding anything to the contrary contained in this Section 27.8, in the event any work performed by Tenant or Tenant’s contractors results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse the performance by Tenant as provided for herein.

Section 27.9 -Partial Invalidity. If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

Section 27.10 - Memorandum of Lease. Tenant shall not record this Lease, a memorandum, “short form” or other reference to this Lease, without the written consent of Landlord.

Section 27.11 - Quiet Enjoyment. Subject to the terms and conditions of this Lease and to any Encumbrances to which this Lease is subordinate pursuant to Section 19.1, Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the continuance hereof have the peaceful and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any person or persons lawfully claiming the Premises, save and except in the event of the taking of the Premises by public or quasi-public authority as hereinbefore provided.

Section 27.12 - Section Headings. The section headings and title headings contained herein are for convenience only and do not define, limit, construe or amplify the contents of such sections.

Section 27.13 - Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Section 27.14 - Waiver.

(a) Landlord and Tenant shall have the right at all times to enforce the covenants, conditions and legal rights or remedies of this Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Landlord or Tenant in refraining from so doing at any time or times. No failure by Landlord or Tenant to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available, legal or equitable, for a breach thereof, and no acceptance by Landlord of full or partial Rents during the continuance of any such breach by Tenant shall constitute a waiver of any such breach or any such term, condition or right.

(b) No term or condition of this Lease required to be performed by Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.

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(c) A waiver by Landlord in respect to any tenant of the Resort shall not constitute a waiver in favor of any other tenant.

(d) No waiver by Landlord or Tenant of the breach of any condition, covenant or provision of this Lease shall excuse a future breach of the same condition, covenant or provision or of any other condition, covenant or provision of this Lease.

(e) After the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any Rents due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment unless the collection by Landlord of such Rents fully settles the subject matter of such notice, suit or judgment.

Section 27.15 - Exculpation. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from the Shopping Center receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Shopping Center. Neither Landlord nor any of the partners, beneficiaries, officers, directors, venturers, shareholders or affiliated entities of Landlord shall be personally liable for any deficiency.

Section 27.16 - Transfer of Landlord’s Interest. Landlord shall be liable under this Lease only while owner of the Premises. If Landlord should sell or otherwise transfer Landlord’s interest in the Premises, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord. Tenant agrees that Landlord shall, after such sale or transfer of Landlord’s interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord’s interest to such purchaser/transferee.

Section 27.17 - Time of the Essence. Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

Section 27.18 - Remedies Cumulative. The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

Section 27.19 - Joint Liability. If Tenant now or hereafter shall consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Tenant hereunder.

Section 27.20 - Drafting. This Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

Section 27.21 - Perpetuities. If for any reason the Rent Commencement Date has not occurred within three (3) years of the date hereof, this Lease shall thereupon terminate and be of no further force or effect (except with respect to matters that arose before such termination).

Section 27.22 - Consents. Where in this Lease, or in any rules and regulations imposed by Landlord hereunder, Landlord’s or Tenant’s consent or approval is required and is expressly not permitted to be unreasonably withheld, such consent or approval shall also not be permitted to be unreasonably conditioned or delayed.

Section 27.23 - Shopping Center Promotion. Tenant hereby agrees that Landlord or its designee may publicly announce, advertise and promote Tenant’s leasing of space in the Shopping Center and may use Tenant’s name and logos, the name and logos of Tenant’s business at the Premises, and Tenant’s drawings, renderings and photos of the Premises in public advertising, marketing and promotional activities for the Shopping Center, including, without limitation, in press interviews, press kits, sales kits and print, billboard, radio and television advertisements for the Shopping Center.

Section 27.24 - Execution of Documents. Tenant shall pay Landlord 1,000.00 ~~$400 plus one month’s installment of Fixed Minimum Rent~~ (plus charges, if any, from Landlord’s mortgagee) to reimburse Landlord for the administrative and legal expense for the review, preparation and processing of any document sent to Landlord at Tenant’s request, whether or not the document is executed by Landlord.

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Section 27.25 - Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, transported through, stored, kept, used, discharged or disposed in or about the Premises or the Shopping Center (collectively “Property”) by Tenant, its agents, employees or contractors. Hazardous Materials brought upon, transported, used, kept or stored in or about the Property which are necessary for Tenant to operate its business for the use permitted under this Lease shall be brought upon, transported, used, kept and stored only in the quantities necessary for the usual and customary operation of Tenant’s business and in a manner that complies with: (i) all laws, rules, regulations, ordinances, codes or any other governmental restriction or requirement of all federal, state and local governmental authorities having jurisdiction and regulating the Hazardous Material; (ii) permits (which Tenant shall obtain prior to bringing the Hazardous Material in, on or about the Property) issued for the Hazardous Material; and (iii) all producers’ and manufacturers’ instructions and recommendations, to the extent they are stricter than laws, rules, regulations, ordinances, codes or permits. If Tenant, its agents, employees or contractors, in any way breaches the obligations in the preceding sentence; or if the presence of Hazardous Material on the Property caused or permitted by Tenant results in the release or threatened release of Hazardous Material on, from or under the Property; or if the presence on, from or under the Property of Hazardous Material otherwise arises out of the operation of Tenant’s business then, without limitation of any other rights or remedies available to Landlord under this Lease or at law or in equity, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s parents, subsidiaries, affiliates, employees, partners, agents, mortgagees or successors to Landlord’s interest in the Premises) (collectively “Indemnity”) from any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, costs, liabilities, losses or expenses (including, without limitation, attorneys’, consultants’ and experts’ fees and any fees by Landlord to enforce the Indemnity) which arise during or after the Term as a result of Tenant’s breach of the obligations or the release or contamination of the Property, including, without limitation: diminution in value of the Property; damages for the loss of, or the restriction on the use of, rentable or usable space or any amenity of the Property; damages arising from any adverse impact on the sale or lease of the Property; and damage and diminution in value to the Property or other properties, whether owned by Landlord or by 3rd parties. This Indemnity includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on, under or originating from the Property. Without limiting the foregoing, if the presence of Hazardous Material on the Property caused or permitted by Tenant results in the contamination, release or threatened release of Hazardous Material on, from or under the Property or other properties, Tenant shall promptly take all actions at its sole cost and expense which are necessary to return the Property and other properties to the condition existing prior to the introduction of the Hazardous Material; provided that Landlord’s written approval of the actions shall be obtained first (which approval shall not be unreasonably withheld) and so long as such actions do not have or would not potentially have any material, adverse long-term or short-term effect on Landlord or on the Property or other properties. This Indemnity shall survive the Expiration Date or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Property. “Hazardous Material” means any hazardous, radioactive or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) a petroleum product, crude oil or any faction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

ARTICLE XXVIII – NEVADA STATUTORY REQUIREMENTS

Pursuant to Article 15 and 27.4 of the Lease, Tenant has an obligation to comply with all laws affecting the construction to or alterations to the Premises. Accordingly, Tenant covenants and agrees, pursuant to Chapter 108 of the Nevada Revised Statutes as amended, to either (i) properly establish a construction disbursement account serviced by a construction control or (ii) record a surety bond, and to satisfy the requirements of NRS 108 as amended. Tenant further covenants and agrees to satisfy all additional requirements of Chapter 108 as amended before commencing any construction, improvement, alteration, or repair on the Premises.

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Tenant further covenants and agrees that in addition to complying with the requirements in the Lease for commencing any construction, improvement, alteration or repair on the Premises, it will not commence any construction, improvement, alteration, or repair on the Premises until it has submitted a copy of Tenant’s properly recorded notice of posted security to Landlord and the Landlord has sent Tenant written notice consenting to the commencement of work on the Premises. Upon receiving Tenant’s notice of posted security, Landlord agrees it will not unreasonably delay its consent to the commencement of work by or on behalf of Tenant on the Premises. Failure of the Tenant to perform the duties and obligations contained herein shall constitute a default under the Lease and Landlord shall, in addition to any other remedies available to the Landlord under the Lease, be entitled to any damages directly or indirectly caused by Tenant’s default including, but not limited to, any costs and attorneys fees associated with defending against or clearing any liens recorded on the Premises as a result of the default.

ARTICLE XXIX – NO HAWKING

In no event shall Tenant or its agents/employees be permitted to “hawk” its products (“hawking” shall be defined as aggressive sales practices or tactics that are likely to be perceived as aggressive) in, at or near the Premises or the Shopping Center. Any promotion of Tenant’s products shall be done by no more than one employee at a time, shall be in a professional manner at all times, shall not exceed normal conversational volume, and cannot take place outside of the Premises (i.e. Tenant can’t promote product beyond the storefront leaseline in any manner). Any movable displays or sales fixtures used in connection with such promotion shall be placed at least three (3) feet behind the front leaseline of the Premises, and shall not obstruct the storefront entrance in any way. If Tenant shall fail to observe any of the restrictions herein, then, in addition to any other right or remedy which Landlord may have under this Lease, Tenant shall pay as liquidated damages to Landlord, a $2,000.00 fee, per violation. The determination of whether Tenant or its agents/employees has violated this provision is in Landlord’s sole and absolute discretion. Tenant understands and agrees that:(i)the damages associated with this provision are difficult to determine, but the damages are real and material, and include, without limitation, harm to the reputation of the Shopping Center, an increased aversion by customers to visiting the Shopping Center, and an increased aversion by prospective tenants to lease space at the Shopping Center; (ii)liquidated damages in the sum of $2,000 per violation is a fair and reasonable estimate of those damages; and (iii) $2,000 per violation does not constitute an unlawful penalty, and Tenant waives any claims, defenses, setoffs, damages, or causes of action to that effect. If Tenant violates this provision more than 3 times during the term of the Lease, Landlord shall have the right to immediately terminate this Lease.

Landlord and Tenant intend to have the option for either party or both parties, to enter into this Lease with electronic signatures or with signatures signed, scanned to Portable Document Format (“PDF”) and delivered via email or DocuSign (or similar electronic format) and, if so, each party hereby consents to the other party entering into this Lease with electronic signatures or with signatures signed, scanned to PDF and delivered via email, and such electronic signature shall be as valid as an original handwritten signature of such party to this Lease and shall be effective to bind such party to this Lease.

The exhibits are incorporated by reference into this Lease.

If Tenant is a CORPORATION, the authorized signatory shall sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and attested by the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors provides otherwise. In that case, the bylaws or a certified copy of the resolution shall be attached to this Lease. The appropriate corporate seal must be affixed to the Lease.

TENANT:

IMPOSSIBLE KICKS HOLDING CO. INC., a Delaware corporation

dba “Impossible Kicks”

By:	/s/ Rod Granero
Authorized Signatory

LANDLORD:

GRAND CANAL SHOPS II, LLC, a Delaware limited liability company

By:	/s/ kristen pate
Authorized Signatory

Impossible Kicks – Grand Canal Shoppes – 2065 – Retail Lease

2/6/2023 (NL) (kb)

EXHIBIT C

DESCRIPTION OF LANDLORD/TENANT WORK

ALL TENANTS

The Grand Canal Shoppes

Las Vegas, Nevada

The term “Leased Premises” as used in this Exhibit C shall mean the “Premises” as defined in this Lease.

Tenant accepts the Leased Premises in its “as-is” condition. Tenant, at Tenant’s expense, shall complete any improvements that may be required for Tenant’s use of the Leased Premises. If Tenant’s design is not feasible with the existing utility locations, such as mechanical, electrical, plumbing or fire protection, any alterations to the existing utility locations shall be completed by Tenant at Tenant’s expense, subject to Landlord’s prior approval. All such work shall be in accordance with this Exhibit “C”, the Tenant Criteria Manual and other information contained within the Tenant Package reference below. All work to be performed by Landlord in delivering the Leased Premises to Tenant shall be limited to those items expressly set forth in Exhibit “C” and Article ~~2~~ VI of the Lease, some of which may be performed by Landlord on behalf of, and for Tenant as is more fully described herein.

A.	TENANT PACKAGE

Tenant Package Landlord shall provide a “Tenant Package” to better identify the Leased Premises and provide details in describing conditions of the shell structure. This package may contain such items as:

a.	Lease exhibit drawing indicating approximate Leased Premises.

b.	Dimensional floor plan drawings, if available. Tenant shall not rely on such plans or drawings and must field-verify physical dimensions and existing conditions in the Leased Premises prior to and during Tenant Work (defined in ARTICLE ~~2~~ VI of the Lease).

c.	Criteria Manual containing Tenant-required drawing submissions information, sign criteria, architectural, electrical and mechanical information necessary for the preparation of Tenant’s plans, typical detail sheets, and other information.

d.	By the execution of Tenant’s Lease, Tenant acknowledges receipt of the Tenant Package and by this reference, it is incorporated in the Lease.

B.	TENANT PLAN SUBMITTAL REQUIREMENTS

1.	Tenant Working Drawings

Tenant shall provide working drawings consisting of architectural, mechanical, electrical, plumbing, structural, life safety, specifications and supporting calculation data, prepared by a registered architect and licensed engineer of the state in which the Shopping Center is located as deemed necessary by Landlord. Refer to Tenant Package for details. Tenant agrees to comply with the schedule set forth in 2 below.

2.	Tenant Plan Submittal & Additional Requirements

a.	By the submittal date for preliminary plans and specifications specified in the Reference Provisions, Tenant agrees to notify Landlord of the identity and mailing address of the licensed architect engaged by Tenant for the preparation of plans for Tenant’s Work. At the same time Tenant, at Tenant’s expense, shall cause Tenant’s architect to prepare and deliver to Landlord for Landlord’s approval one (1) preliminary drawing submittal for Tenant’s Work, adhering to the requirements as described in the Tenant Package.

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b.	If Tenant does not furnish Landlord with the identity of Tenant’s architect or furnish Landlord with drawings and specifications by the required date, Landlord shall have the right, in addition to any other right or remedy it may have at law or in equity, to cancel and terminate this Lease by written notice to Tenant. Landlord shall in addition to all other remedies, be entitled to retain and have recourse to any bond, deposit or advance rental previously deposited by Tenant under this Lease as liquidated damages.

c.	By the submittal date for final plans and specifications specified in the Reference Provisions, Tenant, at Tenant’s expense, shall cause Tenant’s architect to prepare and deliver to Landlord for Landlord’s approval three (3) sets of final working drawings and specifications for Tenant’s Work, adhering to the requirements as described in the Tenant Package.

d.	Landlord shall review Tenant’s drawings and specifications and notify Tenant within 15 days of their receipt if they do not meet with Landlord’s approval. Tenant shall, within 10 days of the receipt of notification, revise and resubmit the drawings and specifications. When Landlord has approved Tenant’s drawings and specifications, Landlord shall initial and return one (1) set of approved drawings to Tenant. That set shall show the date of Landlord’s approval, and shall be made a part of this Lease as “EXHIBIT P.”

e.	If any changes and/or revisions are made in Tenant’s working drawings and specifications after Landlord’s initial approval, Tenant shall deliver to Landlord one set of revised working drawings and specifications for additional approval.

f.	No approval by Landlord shall be valid unless signed in writing by Landlord or Landlord’s representative.

g.	Tenant shall prepare its plans and perform Tenant’s Work in compliance with Landlord’s requirements, governing statutes, ordinances, regulations, codes and insurance rating boards. ~~Tenant shall pay Landlord for review of final plans at the rate of $2,000.00 payable at the time of the pre-construction meeting with Landlords representative.~~ Landlord’s approval does not relieve Tenant of its obligation to complete Tenant’s Work in accordance with the terms of the Lease, nor of the necessity of Tenant’s compliance with the laws, rules, regulations and ordinances of local governing authorities.

h.	Any approval by Landlord or Landlord’s architect shall neither obligate Landlord in any manner whatsoever with respect to the finished product, design and/or construction by Tenant nor be deemed to be a modification or amendment to the provisions of the Lease. Any deficiency in design or construction, with or without prior approval of Landlord, shall be solely the responsibility of Tenant. Tenant shall be solely responsible for corrections in Tenant’s Work and its working drawings and specifications required by governmental authority.

i.	Notwithstanding anything to the contrary contained in this Lease, Tenant shall comply with the Americans with Disabilities Act of 1990 (“ADA”), and any amendment to the ADA, as well as applicable state, local laws, regulations, ordinances and independent inspections. Compliance will include, but not be limited to, the design, construction, and alteration of the Leased Premises as well as access to, employment of and service to individuals covered by the ADA. Upon completion of work, Tenant’s or Tenant’s architect must supply to Landlord a letter, satisfactory to Landlord, stating that the Leased Premises have been designed and constructed in accordance with and are in compliance with the ADA.

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j.	Within 10 days after opening for business in the Leased Premises, Tenant shall provide Landlord with one set of “as-built” drawings and specifications indicating the changes from EXHIBIT P made during the performance of Tenant’s Work. As-built drawings shall accurately locate all underground utilities and equipment installed. As-built drawings shall be delivered to Landlord prior to final inspection of the Leased Premises.

C.	STRUCTURE

1.	Building Shell

a.	Landlord may provide, at its option, a concrete floor slab within the interior of the Leased Premises at Tenant’s expense. In the event Landlord provides a concrete floor slab based on the area of the Leased Premises, Tenant shall pay Landlord $9.00 per square foot for concrete slab. Such concrete slab shall be installed in accordance with the requirements as described in the Tenant Criteria Manual. Any tenant whose requirements exceed the designed live load shall furnish Landlord with load information prepared by a licensed structural engineer. At Landlord’s option, Landlord may, at Tenant’s expense, submit structural information to its engineer for verification.

b.	Tenant is responsible for maintaining the integrity of the concrete slab. Any alterations to Landlord’s slab shall be executed in accordance with the requirements described in the Tenant Criteria Manual.

c.	Upper and lower level suspended slab floor penetrations shall be core-drilled; no saw cutting or trenching is permitted. All floor penetrations shall be sleeved and sealed as required in the Tenant Criteria Manual.

d.	Structural modifications and or additions by Tenant to Landlord’s structure is subject to Landlord’s prior approval. Tenant shall submit structural calculations, which have been prepared by a licensed structural engineer, to Landlord for review by Landlord’s engineer, at Tenant’s expense.

2.	Roof Penetrations

Roof penetrations by Tenant shall be held to a minimum. Penetrations, flashing and patching of the roofing system shall be made by Landlord’s roofing contractor, subject to Landlord’s prior approval, at Tenant’s expense. Any structural framing or structural calculations required by Landlord as a result of Tenant’s roof penetrations shall be performed at Landlord’s option by Landlord’s contractor, at Tenant’s expense. Any associated curbs, rails, skids, etc. which can impact the roof system shall be designed in accordance with the manufacturer’s recommendations and installed by Landlord’s approved roofing contractor, at Tenant’s expense.

3.	Waterproof Membrane

All food tenants, high water use tenants such as, beauty salons, pet stores, etc., lower and upper level tenants whose design includes water being present, such as in kitchens or restrooms, shall install and maintain a waterproof membrane approved by Landlord throughout the Leased Premises. A water test shall be performed by Tenant. Tenant is responsible for maintaining liquid-tight capacities of the floor and other boundaries of the Leased Premises.

4.	Fireproofing

Landlord may provide, at its option, fire retardant material on its structure within the Leased Premises. Tenant shall be required to protect fireproofing and damage to fireproofing shall be repaired by Tenant as necessary to meet the requirements and recommendations of applicable code and local inspectors, at Tenant’s expense.

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D.	STOREFRONTS

1.	Neutral Piers and Bulkhead

Landlord may provide, at its option, vertical neutral surfaces or structural columns at the lease line separating Tenant storefront construction from another adjacent space. Tenant shall pay Landlord $500.00 for neutral piers and $10.00 per lineal foot of bulkhead soffit. The storefront area will be left open for Tenant construction between the edges of the neutral surfaces and between the mall finished floor and the underside of the horizontal soffit.

2.	Additional Storefront Requirements

a.	Landlord has established design criteria regulating materials and construction of the storefronts and signage so that tenant storefronts contribute to the overall design concept of the Shopping Center. In order to contribute to this theme, the overall storefront design must conform to the design criteria as described in the Tenant Criteria Manual. Landlord has the right to reject storefronts which do not meet the design criteria and to accept and approve unusual designs that deviate from the required criteria, all at Landlord’s sole discretion.

b.	Tenant is responsible for constructing a complete storefront to the full height and for making a suitable attachment or termination of construction to the bulkhead soffit and proper closure against each neutral pier. Refer to Tenant Criteria Manual for details. Tenant shall be solely responsible for the repair of damage it causes to Landlord’s finish material.

c.	Tenant’s storefront shall be self-supporting. Limited lateral bracing is permitted from Landlord’s structure. The storefront or any part of the interior cannot be suspended from Landlord’s bulkhead framing or structure.

E.	DEMISING WALLS AND EXITS

1.	Demising Walls

a.	Landlord shall provide light gauge metal studs or unfinished masonry separating the Leased Premises from adjacent space. Tenant shall pay Landlord $100.00 per linear foot for demising partitions.

b.	Tenant is responsible for furnishing gypboard on all demising partitions and surfaces in accordance with code and as described in the Tenant Criteria Manual.

c.	Tenants are prohibited from allowing music or other sounds to emanate from their space into an adjacent Tenant space or into the mall common area. Tenants who generate sound levels greater than 40 decibels, or as otherwise deemed necessary by Landlord, shall insulate their space against sound transmission. Methods to prevent sound transmission must be thoroughly detailed on Tenant’s plans and is subject to Landlord’s approval, as described in the Tenant Criteria Manual.

d.	Tenant is responsible for providing Landlord with anticipated load and weight calculations for any wall hung fixtures. If Landlord deems necessary, Tenant shall provide backing and bracing support to demising walls to compensate for loading imposed by Tenant’s wall- hung fixtures at Tenant’s expense.

e.	Tenant is responsible for the construction of any wall in which an expansion joint occurs, the construction of such wall shall be in accordance with acceptable construction design practices and applicable codes.

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2.	Service Doors

Tenant is responsible for furnishing and installing a service door connecting to service corridors or mall exterior service areas. The door shall comply with applicable code requirements and Landlord requirements as described in the Tenant Criteria Manual. In the event Landlord has installed any such doors, frames and hardware, then Tenant shall reimburse Landlord for the cost thereof at $1,500.00 per door.

3.	Exit Requirements

Tenant is responsible for providing all exit requirements and exit identifications within the Leased Premises in accordance with requirements of applicable code and subject to approval by the local building authority.

F.	INTERIOR FINISHES, FURNISHINGS AND EQUIPMENT

1.	Floor Finish

Tenant is responsible for all floor finish covering materials for the Leased Premises and shall make a smooth, level transition with the mall floor at the lease line. In the event that Tenant is required to match Landlord’s floor tile at Tenant’s lease line and closure line, Tenant shall pay Landlord $25.00 per square foot for Landlord selected floor tile. Tenant shall protect and repair any damage to Landlord’s floor finish material, at Tenant’s expense.

2.	Wall Finish

Tenant is responsible for the installation of finished walls on the demising partitions, including any necessary additional supports, wall blocking, fire tapping and wall finishes, at Tenant’s expense.

3.	Ceilings

Ceiling height limitations are created by existing conditions and floor-to-floor heights vary throughout the Shopping Center. Where building conditions permit, higher ceilings may be allowed with the written approval of Landlord. Any relocation of or modification to existing piping, conduit and/or ductwork necessitated by Tenant’s installation of a ceiling shall be at Tenant’s expense. If the area above the ceiling is a return air plenum, ceilings are required throughout the Leased Premises including, without limitation, stock and toilet rooms.

4.	Access Panels

Tenant is responsible for providing access panels throughout the Leased Premises. Tenant shall at minimum provide 24” x 24” flush mount access panels in the ceiling within the Leased Premises at dampers, HVAC equipment and elsewhere as required by Landlord or as required by code in order to provide access to the equipment.

5.	Furnishings and Equipment

Tenant is responsible for furnishing and installing all fixtures, furnishings, equipment, shelving, trade fixtures, leasehold improvements, interior decorations, graphics, signs, mirrors, coves and decorative light fixtures and other special effects, as first approved and permitted by Landlord and in accordance with all applicable federal, state, local laws, regulations and ordinances.

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G.	SIGNAGE

1.	Tenant Signage Submittal

a.	Tenant shall submit sign manufacturer’s shop drawings to Landlord depicting sign, lettering dimensions, overall dimensions, color, materials, mounting details, quantities and location of the sign in relation to each elevation, as described in the Tenant Criteria Manual. Signs, permits and related or resulting construction shall be Tenant’s responsibility. All signs shall be installed under the supervision of Landlord. The sign contractor shall repair any damage caused by its work.

b.	Landlord’s final written approval is required prior to sign fabrication. Tenant shall not be permitted to open for business in the Leased Premises without a sign that has been approved in writing by Landlord and which conforms to applicable building and electrical codes.

2.	Interior Signage Requirements

a.	No signage shall be applied to storefront or hung within 4’-0 from the lease line without Landlord’s written approval. Refer to Tenant Criteria Manual for additional information.

b.	No signs shall be allowed beyond the lease line without Landlord’s written approval.

c.	No flashing, action, moving or audible signs are permitted.

d.	No television or projection screens are permitted within 15 feet of the lease line without Landlord’s written approval. Subject to Landlord’s approval of Tenant’s plans and specifications, Tenant may install one or more video monitors in the Leased Premises that are visible from the Joint Use Area provided the sole purpose of such video monitors is the promotion of merchandise offered for sale in the Leased Premises and not for general advertising purposes. Sound from the video monitors may not emanate into the Joint Use Area and content displayed may not be unreasonably offensive to patrons of the Shopping Center. Landlord will have the right to revoke its approval and require Tenant to remove such video monitors on 2 days’ prior notice if sound or content emanating from Tenant’s video monitors is offensive in Landlord’s sole discretion.

e.	Signs may be vertical, horizontal, and be illuminated. Multiple signing may be permitted on multi-directional storefronts but only with Landlord’s prior written approval.

f.	The length of horizontal lettering shall not exceed 50% of the horizontal storefront length. The proportional ratio of the proposed signage length to the overall horizontal storefront length shall be left to the sole discretion of Landlord.

g.	Landlord reserves the right to regulate signage location throughout the mall and near Anchor stores.

h.	Wording is limited to the trade name of the store. Landlord shall review logos on a case- by-case basis.

i.	Sign shall be on a timer set to illuminate during mall hours.

j.	No sign manufacturer’s identification, decals or registered trademark shall be permitted.

k.	Tenant shall keep the sign in good repair at all times.

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H.	HEATING VENTILATION AND AIR CONDITIONING

1.	Landlord provided Heating, Ventilation and Air Conditioning System, “HVAC System”

Landlord may provide, at its option, the HVAC system to the Leased Premises, as defined in the Tenant Criteria Manual. Tenant is responsible for design and installation, at its sole expense, of the mechanical system within the Leased Premises from Landlord’s distribution point.

2.	Tenant provided Roof Top Unit, “RTU System”

a.	Tenant may, at its sole expense, upon prior written approval of Landlord, install and operate a supplemental RTU System on the roof of the Shopping Center. The RTU System shall supplement, and not replace, any existing air conditioning unit, and shall be compatible with the Landlord-provided air conditioning system in all respects including, but not limited to, roof integrity, structure, air flow, electric load, life safety alarm system and utility capacity.

b.	In the event Landlord does not provide the HVAC system, Tenant is required to design and install the RTU System to the Leased Premises as defined in the Tenant Criteria Manual.

c.	Landlord may provide, at its option, universal roof supports for roof-mounted equipment. Tenant shall reimburse Landlord for all associated costs.

d.	Tenant shall locate the RTU System and provide structural modifications in order to comply with the Shopping Center’s structural load limits. Tenant shall submit structural calculations, which have been prepared by a licensed structural engineer, to Landlord for review by Landlord’s engineer, at Tenant’s expense. Landlord may require modifications to Tenant’s design and construction.

e.	Tenant shall not install or operate the RTU System without the prior written approval of Landlord. Tenant shall not enter the roof without prior permission from a representative of Landlord.

f.	Tenant shall supply Landlord with maintenance agreements, plans and specifications for the installation and operation of the RTU System.

g.	Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no right to an abatement, deduction or set-off in rental if Tenant’s RTU System is or becomes inoperable.

3.	Additional Tenant Requirements

a.	Tenant is responsible for providing the mechanical system within the Leased Premises, including but not limited to maintenance, supply metal ductwork, grilles, registers, electrical wiring, controls, heating, heat detection and circuitry necessary for the satisfactory operation of an air conditioning system. Refer to Tenant Criteria Manual for details.

b.	Tenant is responsible for the design of all ductwork and accessories for air distribution in accordance with the procedures described in the American Society of Heating, Refrigerating, and Air Conditioning Engineering Guide (“ASHRAE”), and in accordance with the latest methods recommended in the Sheet Metal and Air Conditioning Contractors National Association (“SMACNA”) low velocity duct manual, and as otherwise set forth by code.

c.	In the event Landlord provides a pre-approved mechanical contractor, Tenant will be required to use Landlord’s contractor for the purchase and installation of Tenant’s HVAC unit, heating & cooling equipment and HVAC curb, all at Tenant’s sole expense. Refer to Tenant Criteria Manual for details.

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d.	Tenant is responsible for providing the Leased Premises with its own thermostat(s) in accordance with the requirements of the Tenant Criteria Manual.

e.	Tenant shall provide plans, specifications and calculations required in connection with the installation and operation of Tenant’s HVAC System. Any review of the plans, specifications and calculations performed by Landlord or Landlord’s engineer, as Landlord deems necessary, shall be at Tenant’s expense.

f.	Tenant is required to route HVAC condensation lines as directed by code and the mall on- site representative.

g.	Tenant is responsible for providing Landlord copies of air test and balance reports upon completion of work.

h.	Tenant shall reimburse Landlord, at Landlord’s option, for any measurement system(s) required by Landlord for measuring Tenant’s consumption of conditioned air.

i.	Landlord may provide, at its option, a smoke evacuation and control system within the Leased Premises. In the event Landlord provides a smoke evacuation and control system, Tenant shall pay Landlord $3.00 per square foot.

j.	Tenants HVAC System and related rooftop equipment must be compatible with Landlord’s life safety/ smoke exhaust system. Alterations to and interface with Landlord’s life safety/smoke exhaust system shall be by Landlord’s contractor at Tenant’s sole expense.

k.	Tenant may be required to provide and install, at Tenant’s expense, heat or smoke detectors within the Leased Premises to shut down the heating, air conditioning and ventilation whenever an abnormal condition is detected. In addition, these devices may be required by local code authorities as part of the fire prevention smoke removal system. Refer to Tenant Criteria Manual for details.

l.	Landlord shall have the right to require Tenant to cease operation of the Tenant’s HVAC System if it is causing damage to any of the structural or mechanical elements of the Shopping Center, interfering with or diminishing any service provided by Landlord or others, or interfering with any other tenant’s business.

I.	TOILET EXHAUST SYSTEM

a.	Landlord may provide, at its option, a common toilet exhaust system to the Leased Premises, as defined in the Tenant Criteria Manual. Tenant shall design and install a toilet exhaust system and connect to Landlord’s exhaust duct system within the Leased Premises.

b.	In the event Landlord does not provide the common toilet exhaust system, Tenant is required to design and install the exhaust system for the Leased Premises, per code and as defined in the Tenant Criteria Manual.

J.	SPECIAL EXHAUST AND MAKE-UP AIR SYSTEMS

1.	Special Exhaust Systems

Odors produced by tenants such as food service, beauty salons, pet shops, etc. must be exhausted to the atmosphere through a tenant-furnished exhaust system. Tenant shall design and install an engineered exhaust and make-up air system to maintain a negative pressure in the Leased Premises to keep odors from disturbing Landlord, customers and other tenants. The location and minimum distance of exhaust fans from any air intakes shall be as directed by Landlord and in accordance with applicable code. Refer to Tenant Criteria Manual for details.

2.	Make-Up Air Systems

Make-up air systems as referenced in 1 above shall be furnished and installed by Tenant, upon Landlord’s approval, utilizing secondary mall air. If Tenant uses more than 10% of Landlord’s air supply for Tenant’s special exhaust system, Tenant shall be responsible for an adjusted operating charge.

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3.	Exhaust Discharge

a.	Tenant is responsible for providing mushroom-type exhaust discharge outlets. All roof- mounted equipment shall be approved by Landlord and installed on curbs per the specifications in the Tenant Criteria Manual. All roof flashing shall be performed by Landlord’s roofing contractor at Tenant’s expense. Projections above 3’-0” will require approval by Landlord and may require additional screening by Tenant.

b.	Tenant shall provide a residue trough grease containment system, approved by Landlord, on all roof-mounted grease exhaust discharge equipment. The containment system shall be cleaned and replaced on a regular basis.

4.	Damper Control and Interlock

Tenant shall provide damper controls with automatic fan shutdown and interlock to maintain the original design air balance approved by Landlord and in accordance with applicable code. The control system must be able to shut down its fans in case of fire.

K.	UTILITIES

1.	Electric Service

a.	Landlord shall provide the main electric distribution system as more fully described in the Tenant Criteria Manual.

b.	Landlord may provide, at its option, an empty electrical conduit to the Leased Premises and associated electrical equipment serving the Leased Premises. In the event Landlord provides electrical conduit and equipment, Tenant shall pay Landlord $800.00 for the empty electrical conduit and $2,500.00 for electrical equipment.

c.	In the event Landlord provides a Cable Tap Box assembly (“CTBA”) switch terminal to the Leased Premises, Tenant shall pay Landlord $2,500.00.

d.	Landlord will furnish electric service within the Leased Premises of not more than 15 watts per square foot. Tenant’s electrical requirements for the space shall be determined from Tenant’s electrical engineering plans in accordance with the National Electrical Code (“NEC”). If the electrical service described above exceeds the minimum electric service required by the NEC and as Tenant’s plans indicate, Tenant shall relinquish to Landlord such excess service. Electrical system within the Leased Premises shall be “as-is” with all electrical upgrades and modifications by Tenant at Tenant’s expense, upon Landlord’s approval.

2.	Tenant Electrical Requirements

a.	Tenant is responsible for providing a complete electrical system from Landlord’s distribution point within the Leased Premises. This shall include, but not be limited to, all necessary labor, branch and main circuit breakers, panels, transformers, connection to HVAC power supply, temperature controls and connection to Landlord’s smoke detector or smoke evacuation system, if required.

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b.	Tenant shall pull copper conductors in conduit and make final connections at Landlord’s electrical distribution panel. Conductors shall be continuous with no splices between the switchgear in the distribution room and panels within the Leased Premises.

c.	Tenant’s electrical engineer shall include an electrical riser line diagram and a complete electrical panel schedule (quantities and sizes of lamps, appliances, signs, water heaters, etc.), indicating individual and total demand of all electrical loads.

d.	Electrical materials and equipment shall be new and installed per code and shall bear the Underwriters Laboratories label. All wire must be copper.

e.	Lighting fixtures shall be furnished and installed by Tenant, and shall be of a type approved by applicable codes. Recessed fixtures in furred spaces shall be connected by a flexible metal conduit and run to a branch circuit outlet box which is independent of the fixture. Fluorescent ballast shall have individual non-resetting overload protection.

f.	Panel board furnished and installed by Tenant for lighting and power within the Leased Premises shall be equal to type NLAB class panels, and shall meet the requirements of applicable code.

g.	A floor-mounted transformer shall be furnished and installed by Tenant, as required.

3.	Water Service

Landlord may provide, at its option, a cold water supply line at or near the boundary of the Leased Premises. The water service will terminate with a valve connection. Tenant shall pay Landlord $300.00 per valve connection.

4.	Sanitary Service

Landlord may provide, at its option sanitary sewer stubs at or near the boundary of the Leased Premises. Tenant shall pay Landlord $1,000.00 per sanitary sewer stub.

5.	Vent Stub

Landlord may provide, at its option, plumbing vent stacks throughout the Shopping Center. Tenant shall pay Landlord $500.00 per vent connection.

6.	Tenant Plumbing Requirements

a.	Tenant is responsible for providing a complete plumbing system from Landlord’s point of service within the Leased Premises. This shall include, but not be limited to, all necessary labor, connections to supply stubs, piping, vents, clean-outs, fixtures, etc. necessary for the satisfactory operation of a plumbing system.

b.	Lower Level - Tenant is responsible for connecting to Landlord’s sewer stubs where provided. Upper Level - Tenant is responsible for providing the floor penetrations for connecting plumbing to sanitary sewer stubs. All floor penetrations shall be sleeved and sealed as required in the Tenant Criteria Manual to prevent the penetration of odors or liquids to any space below the Leased Premises. Floor penetrations shall be core-drilled; no saw cutting is permitted. All horizontal sanitary sewer lines shall be installed above the ceiling of a lower level tenant and the lines shall be insulated to prevent condensation.

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c.	Tenant is responsible for providing cleanouts in accordance with applicable codes.

d.	Where more than one tenant is required to attach to a single sanitary and/or vent stub, the first installing tenant shall install a plugged “Y” branch fitting for future connections, at that tenant’s expense. Tenant shall run piping to the nearest stack and connect to the opening provided by Landlord.

e.	Copies of maintenance and cleaning reports shall be submitted to Landlord’s on-site representative.

7.	Water Meter

Tenant is responsible for connecting at the point of service and installing an accessible water meter or accessible remote readout, and extending service according to Tenant’s requirements, in accordance with Code and the Tenant Criteria Manual.

8.	Water Heaters

Tenant is responsible for providing electric water-heaters for domestic water usage in the Leased Premises. Electric water-heaters shall be automatic and shall be limited to 12-gallon capacity or as per code. Water heaters must have a pressure relief valve discharge piped to the nearest drain in the Leased Premises.

9.	Toilet Facilities

Tenant is responsible for providing toilet facilities in compliance with ADA within the Leased Premises, and shall provide and maintain a Landlord approved waterproof membrane, at Tenant’s expense. A minimum of one water closet, one lavatory and one cleanout, in accordance with code, is required in the Leased Premises. Food court tenants shall not be subject to this requirement unless required by applicable code. Upper level tenants shall not place toilet facilities over Landlord’s electrical service room.

10.	Natural Gas Service

If natural gas service is available from the local utility company, Landlord shall arrange for the installation of the meter banks and mains at the designated locations throughout the Shopping Center. Landlord may provide, at its option, a natural gas line to the Leased Premises. Tenant shall pay Landlord $2,000.00 for natural gas line. All piping, associated work and meter for extension of services to the Leased Premises shall be provided by Tenant, at Tenant’s expense, in accordance with applicable code, and subject to Landlord’s approval.

11.	Telephone

Landlord shall arrange with the telephone company to install telephone service to the main telephone terminal. Landlord may provide, at its option, a raceway from the main telephone terminal to the Leased Premises. All telephone work for extension of services to the Leased Premises shall be provided by Tenant, at Tenant’s expense, in accordance with applicable code, and subject to Landlord’s approval.

L.	SPECIAL FOOD TENANT REQUIREMENTS

1.	Food Preparation Extinguishing Systems

a.	Tenant shall design and install automatic extinguishing equipment in accordance with the National Fire Protection Association Standard latest edition. The extinguishing system shall be an Underwriters Laboratories approved pre-engineered system with the following features:

i.	Protection of the hood and duct;

ii.	Surface protection for deep fat fryer, griddle, broiler and range;

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iii.	Automatic devices for shutting down fuel or power supply to the appliances. These devices must be of the manual reset type;

iv.	Provided with a simple means to manually activate the fire extinguishing equipment within a path of ingress or egress. The means of manual activation shall be mechanical (not electrical) and must be clearly identified.

b.	Tenant shall ensure that extinguishing system is inspected in accordance with code. Tenant shall enter into an inspection agreement with a firm qualified by the system manufacturer to perform such inspections. Such inspection reports shall be made available to Landlord monthly. The systems vendor shall submit plans and other pertinent information on the proposed system to Landlord for prior review and approval.

2.	Grease Removal and Cleaning

a.	Tenant shall remove grease from all exposed surfaces of the Leased Premises daily. Additionally, Tenant agrees to retain a dependable bonded degreasing service for the Leased Premises on a minimum monthly basis throughout the term of this Lease to clean and degrease the entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, vents, exhaust and blower systems, filters and all associated ductwork to prevent grease accumulation. If Tenant fails to do so, Landlord may maintain the system and charge Tenant at three times Landlord’s cost.

b.	Copies of maintenance and cleaning reports shall be submitted to Landlord’s on-site representative.

c.	Underwriters Laboratories approved grease-extracting hoods with water wash down cycle or conventional range hood with washable grease filters in accordance with applicable code are acceptable and subject to Landlord’s fire protection engineer’s approval.

3.	Grease Interceptor

a.	Landlord may provide, at its option, a common grease trap system for food tenants. Tenant shall pay Landlord $3.00 per square foot for the common grease trap system.

b.	If Tenant is unable to connect to Landlord’s common grease trap system, Tenant shall install, (in accordance with applicable code and subject to Landlord’s approval), a dedicated grease trap system and indicate the location of the dedicated grease trap system on its plumbing plans. Maintenance and routine inspection of Tenant systems shall be at Tenant’s sole expense.

c.	All food-related tenants shall connect all sinks and floor drains within the Leased Premises (except toilet facility fixtures and drains) to the grease line in accordance with applicable code, and subject to Landlord’s approval.

4.	Grease Trap Service and Removal

a.	Tenant is responsible for properly maintaining its grease trap system. If Tenant fails to do so, Landlord may maintain the system and charge Tenant at three times Landlord’s cost. Tenant shall not place any grease into trash compactor, normal garbage containers, floor & sink drains or toilets. Landlord may provide, at its option, grease containers in a designated area for grease removal. In the event Landlord does not provide grease containers, Tenant is responsible to provide the grease container in a designated area as defined by Landlord. Tenant may be required to use Landlord’s pre-approved removal service at Tenant’s sole expense.

b.	Copies of maintenance and cleaning reports shall be submitted to Landlord’s on-site representative.

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M.	FIRE PROTECTION SYSTEM

1.	Tenant Sprinkler System

a.	Landlord may provide, at its option, a complete wet sprinkler fire protection grid system within the Leased Premises. Tenant shall pay Landlord $3.00 per square foot for the sprinkler fire protection grid system.

b.	Landlord may provide, at its option, a blind flange connection for Tenant’s sprinkler system stubbed in the Leased Premises. Tenant shall pay Landlord $1,000.00 for blind flange connection.

c.	Tenant shall design and install an engineered wet sprinkler fire protection system within the Leased Premises. In the event Landlord provides a pre-approved sprinkler contractor Tenant will be required use Landlord’s contractor for such work at Tenant’s expense.

d.	Tenant’s fire protection system shall comply with the requirements of the applicable building codes, fire marshal and be approved by Landlord’s insurance carrier. Any modifications or additions to the sprinkler system, main relocation, or installation of any necessary sprinkler heads shall be engineered, fabricated and installed by Tenant at Tenant’s expense. Refer to Tenant Criteria Manual for details.

e.	Tenant’s sprinkler drawings and hydraulic calculations shall be prepared by a licensed engineer of the state in which the Shopping Center is located. Drawings are subject to Landlord’s approval.

f.	Tenant shall pay Landlord $350.00 per shutdown for Tenant’s sprinkler system tie-in to Landlord’s sprinkler system.

2.	Tenant Fire System

a.	Landlord may provide, at its option, a connection for a fire alarm system within or adjacent to the Leased Premises. Tenant shall pay Landlord a charge of $1,000.00 for the fire alarm point of connection. In the event Landlord completes final fire alarm system hookup, it shall be at Tenant’s expense. Refer to Tenant Criteria Manual for details.

b.	Tenant may be required to design and install an engineered fire alarm system within the Leased Premises. Tenant’s fire alarm system shall be compatible with Landlord’s system and comply with the requirements of the applicable building codes, fire marshal and be approved by Landlord’s insurance carrier. Refer to Tenant Criteria Manual for details.

c.	Tenant’s fire alarm drawings shall be prepared by a licensed engineer of the state in which the Shopping Center is located. Drawings are subject to Landlord’s approval.

3.	Tenant Fire Extinguishers

Tenant shall provide and install fire extinguishers in the Leased Premises. The number of extinguishers provided by Tenant shall be as required by applicable building codes, fire marshal and be approved by Landlord’s insurance carrier.

N.	CONSTRUCTION REQUIREMENTS

1.	Construction Deposit

Tenant shall cause its general contractor to deposit with Landlord, without liability for interest, the sum of $5000.00 prior to construction start. This sum shall be applied toward any costs incurred by Landlord or Landlord’s contractor to repair any damage to Landlord’s property and to complete any part of Tenant’s Work which Tenant or Tenant’s contractor fails to complete within the time period required by ARTICLE ~~2~~ VI of the Lease. This remedy shall be in addition to and not in lieu of any other rights and remedies of Landlord. The balance of the deposit shall be returned to Tenant’s general contractor after Tenant’s Work has been reviewed and accepted by Landlord.

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2.	Construction Barricade

Landlord may require Tenant to erect a barricade that complies with mall standards at the start of Tenant’s Work, at Tenant’s expense. In the event Landlord has previously erected a barricade or if Tenant fails to erect a barricade and Landlord elects to erect a barricade on Tenant’s behalf, Tenant shall pay Landlord’s actual cost to erect ~~Landlord $350.00 per lineal foot for~~ the barricade. Tenant’s barricade may not be dismantled without Landlord’s prior approval.

3.	Construction Trash Removal

Tenant is responsible for trash removal during construction, fixturing and stocking at Tenant’s expense. Tenant shall break its boxes down and place its trash daily in the containers provided. Trash accumulation shall not be permitted overnight in the Leased Premises, Joint Use Areas or service corridors. In the event Landlord provides construction trash removal, Tenant shall pay Landlord a single charge of $3.00 per square foot of the Leased Premises. Compliance with Landlord’s recycling program is mandatory.

4.	Temporary Electric

Landlord may provide, at its option, temporary electrical service in general areas during construction. Tenant shall request, in writing, permission to connect to the temporary service and distribute temporary service to the Leased Premises in accordance with applicable code. In the event Landlord provides temporary electrical service, Tenant shall pay Landlord a single charge equal to the greater of $750.00 or $0.75 per square foot of the Leased Premises.

5.	Contractor Requirements

a.	Tenant and or Tenant’s contractor shall not commence any work without checking in with Landlord’s on-site representative and supplying all required pre-construction documents. Documents shall include but not be limited to a copy of building permit, Certificate of Insurance and contractor’s license.

b.	Tenant shall ensure that all Tenant’s contractors are bondable and licensed in the state where the Shopping Center is located. Landlord shall have the right to approve Tenant’s contractors and subcontractors; however, approval shall not constitute the assumption of any responsibility or liability by Landlord for the actions of Tenant’s contractors or subcontractors or the quality or sufficiency of Tenant’s Work.

c.	Tenant’s contractor or subcontractor shall not post signs in any part of the Shopping Center, on construction barricades or in the Leased Premises without approval from Landlord.

d.	All supplies necessary for construction, fixturing or merchandising the Leased Premises must be delivered through designated truck docks and down the service corridors.

e.	The contractor may perform “noisy” construction, such as jack hammering, saw cutting, core drilling, etc., only during hours approved by Landlord’s on-site representative. The Landlord’s on-site representative will terminate any construction activity that is deemed excessively noisy or dusty or which is disruptive to the normal operations of the adjacent tenants and/or the mall.

f.	Tenant’s contractor shall obtain Landlord’s approval regarding all drilling, welding or other attachment to Landlord’s structural system. Approval by Landlord shall be in writing before the start of Tenant’s Work, and must be clearly identified on Tenant’s drawings. Landlord approval of the drawings does not relieve Tenant’s contractor of the responsibility to make a request in writing prior to starting Tenant’s Work.

g.	Tenant’s contractor shall supply fire extinguishers during construction, in accordance with code.

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6.	Tenant’s Work

a.	Tenant shall conform to and comply with all federal, state, county and local laws, ordinances, permits, rules and regulations in the performance of Tenant’s Work or in the performance of any alterations, additions or modifications.

b.	Tenant’s Work shall be coordinated with Landlord’s Work as well as with the work of other tenants in the Shopping Center so that Tenant’s Work shall not interfere with or delay completion of other construction in the Shopping Center.

c.	In the event Tenant’s Work and Landlord’s Work shall progress simultaneously, Landlord shall not be liable for any injury to persons or damage to property of Tenant, or of Tenant’s employees, licensees or invitees from any cause whatsoever occurring upon or about the Leased Premises, and Tenant shall and will indemnify, defend and save Landlord harmless from any and all liability and claims arising out of or connected with any injury or damage. Tenant acknowledges that these provisions become effective beginning upon the date Tenant or its agents first enter the Leased Premises. This obligation to indemnify shall include reasonable attorneys’ fees and other reasonable costs, expenses and liabilities incurred by Landlord and its attorneys from the first notice that any claim or demand is to be made or may be made.

d.	Work performed by Tenant or Tenant’s contractor shall be performed so as to avoid a labor dispute. If there is a labor dispute, Tenant shall immediately undertake whatever action may be necessary to eliminate the dispute including, but not limited to, (i) removing all disputants from the job site until the labor dispute is over, (ii) seeking an injunction in the event of a breach of contract action between Tenant and Tenant’s contractor and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute. If, during the period of initial construction of the Leased Premises, any of Tenant’s employees, agents or contractors strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are conducted or carried out against Tenant or its employees, agents or contractors, Tenant shall immediately close the Leased Premises and remove all employees until the dispute giving rise to the strike, picket line, boycott or objectionable activity has been settled to Landlord’s satisfaction.

e.	Tenant agrees that it will not, at any time prior to or during this Lease, including the period of the performance of Tenant’s Work, either directly or indirectly employ or permit the employment of any contractor, or use any materials in the Leased Premises, if the use of the contractor or the materials would, in Landlord’s sole opinion, create a difficulty, strike or jurisdictional dispute with other contractors engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance or operation of the Shopping Center. If any interference or conflict occurs, Tenant, upon demand by Landlord, shall cause all contractors or all materials causing the interference, difficulty or conflict, to leave or be removed from the Shopping Center immediately.

f.	Tenant’s Work shall be subject to inspection by Landlord during the course of construction for the purpose of determining the quality of the workmanship and adherence to Landlord requirements. Tenant shall require its contactor to cooperate with Landlord and correct any deficiencies noted by Landlord. All work performed by Tenant during the Term of the Lease shall be performed in accordance with this Lease, all exhibits thereto, the Tenant Design Manual and as directed by Landlord’s representative.

g.	All work by Tenant, including repair work, shall be performed in a first-class workmanlike manner and shall be in a good and usable condition at completion. Tenant shall require any person performing work to guarantee that the work is free from any and all defects in workmanship and materials for one (1) year from the date of completion. Tenant shall also require any such person to be responsible for the replacement or repair, without additional charge, of work done or furnished by or through such person which shall become defective within one (1) year after substantial completion of the work. The correction of work shall include, without additional charge, all expenses and damages in connection with the removal, replacement or repair of any part of work which may be damaged or disturbed. All warranties or guarantees for materials or workmanship on or regarding Tenant’s Work shall be contained in the contract or subcontract. The contract shall be written so that all warranties and guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests appear, and so that either party can directly enforce the contract.

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h.	In the event Tenant or Tenant’s contractor fails to perform Tenant’s Work, or any part of Tenant’s Work, in a manner satisfactory to Landlord within 10 days after receipt of Landlord’s punch list, Landlord shall have the right, in addition to and not in lieu of Landlord’s other rights and remedies, to perform the work and Tenant shall pay Landlord for costs incurred by Landlord in such performance.

O.	INSURANCE REQUIREMENTS

Tenant’s contractor must fulfill the following insurance requirements, and shall maintain at no expense to Landlord:

a.	Workers’ Compensation Insurance within statutory limits and Employer’s Liability Insurance with limits of not less than $100,000.

b.	General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury, Contractual Liability coverage specifically endorsed to cover the indemnity provisions contained herein and Contractor’s Protective Liability coverage if contractor uses subcontractors.

c.	Motor Vehicle Liability Insurance in the Contractor’s name, including owned, non-owned, leased and hired car coverage with limits of not less than $2,000,000 combined single limit per occurrence for bodily injury and property damage.

d.	Tenant shall cause each of its contractors to agree to name Landlord, the parents, subsidiaries and affiliates of Landlord and if Landlord elects, any owner or other occupant in or adjoining the Shopping Center, as Additional Insureds on Contractor’s Commercial General Liability Insurance and Motor Vehicle Liability Insurance. In addition to the insurance Tenant is required to maintain under ARTICLE ~~19~~XVII, Tenant shall maintain Builders Risk Insurance including water damage and earth movement for the full replacement cost of Tenant’s Work.

e.	Each of Tenant’s contractors shall also, to the fullest extent permitted under the law, protect, defend, save harmless and indemnify Landlord, the parents, subsidiaries and affiliates of Landlord, and if Landlord elects, any owner or other occupant in or adjoining the Shopping Center, and their employees, officers and agents against any and all liability claims, demands or expenses incurred on account of any injury or damage, alleged or real, arising out of or in any way connected with any act or omission to act on the part of the indemnitor.

f.	Certificate evidence of the required insurance shall be furnished to Landlord before the start of Tenant’s Work. Insurance carriers shall have an AM Best’s rating of A-VII or better, and shall be registered or authorized to do business in the state in which the Shopping Center is located.

P.	GENERAL

1.	Landlord’s Access

Landlord, Tenant or any local utility company shall have the right, subject to Landlord’s approval, to run utility lines, pipes, ducts, etc. above the Leased Premises. It shall be Tenant’s responsibility to provide flush-mounted access panels in its finished work where required by Landlord.

2.	Additional Landlord’s Work

Landlord shall have the right to charge Tenant for certain improvements and other work performed by Landlord or caused to be performed by Landlord at Tenant’s request within the Leased Premises although they may not be itemized in the Lease. This work shall be paid for by Tenant as additional rental upon notice by Landlord. Landlord has no duty, however, to do any work which Landlord is not specifically and expressly required to perform under this Lease or which, under any provisions of this Lease, Tenant may be required to perform. The performance of work by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the work

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3.	Hazardous Materials

Tenant shall comply with any existing or future city, state, county or federal regulations or legislation regarding the control of pollution. Tenant shall not use or install, nor shall permit its contractors to use or install, any building materials containing asbestos or other Hazardous Material. Upon expiration of the Term or the earlier termination of this Lease, Tenant shall provide Landlord with a statement signed by Tenant that the Leased Premises do not contain any Hazardous Material. If Tenant fails to do so, Landlord shall have the right to have the Leased Premises inspected for the presence of Hazardous Material, and if Hazardous Materials are present in the Leased Premises, to take all actions which are necessary to return the Leased Premises to the condition it was in prior to the presence of Hazardous Material in the Leased Premises, all at Tenant’s expense. This obligation by Tenant shall survive the Expiration Date or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Shopping Center.

4.	Tenant’s Refuse

Tenant is responsible for keeping the Leased Premises, the corridor, mall or arcade adjacent to the Leased Premises broom clean and free of trash. If Landlord removes Tenant’s or Tenant’s contractor’s trash, the charge to Tenant will be three (3) times Landlord’s cost. Any material, whether trash or otherwise, placed outside of the Leased Premises for more than 24 hours shall be subject to removal and disposal without notice.

5.	Certificate of Occupancy

Tenant is responsible for obtaining a Certificate of Occupancy promptly following completion of Tenant’s Work, and shall promptly forward a copy of it to Landlord prior to Tenant opening for business in the Leased Premises. Tenant shall not be permitted to open for business without a Certificate of Occupancy. Upon completion of Tenant’s Work or any alterations under ARTICLE ~~12~~ XV of the Lease, Tenant shall submit an original contractor’s notarized affidavit, all subcontractors’ original notarized affidavits and original notarized final waivers of lien, as well as any original notarized lien waivers that Landlord may require from contractors, subcontractors, laborers, and material suppliers. The documents must be in a form and detail satisfactory to Landlord.

6.	Lien Protection

a.	Neither Landlord nor any mortgage lender of Landlord shall be liable for any labor or materials furnished to Tenant upon credit, and no mechanics or other lien for labor or materials shall attach to or affect any interest of Landlord or the mortgage lender in the Leased Premises or the Shopping Center. Nothing in this Lease shall be deemed or construed to constitute Tenant as Landlord’s agent or contractor for the performance of Tenant’s Work. Tenant acknowledges that Tenant’s Work is to be performed solely for the benefit of Tenant. Nothing in this Lease shall be construed as constituting the consent or request of Landlord to any contractor for the performance of labor or the furnishing of any materials for Tenant, nor as giving Tenant authority to contract as the agent of or for the benefit of Landlord.

b.	If Landlord’s insurance premium or real estate tax assessment increases as a result of Tenant’s improvements to the Leased Premises, Tenant shall pay the increase as additional rental upon notice from Landlord.

7.	Square Footage Calculations

The calculations of the dimensions and square footage of the Leased Premises shall be determined in accordance with Section 3.2 of the Lease. ~~are from the centerline of interior partitions, from the outside face of exterior walls, and from the full thickness of corridor and shaft walls. No deductions are allowed for the space occupied by columns, interior partitions, or other interior construction or equipment installed or placed in the Leased Premises.~~ The Leased Premises shall not include any space above the bottom of the structural framework supporting the upper level or roof of the Shopping Center, as the case may be, or below the floor level of the Leased Premises.

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